Exhibit 10.1

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. [OMITTED] INDICATES THAT INFORMATION HAS BEEN REDACTED.

PURCHASE AND SALE AGREEMENT

dated as of

June 12, 2024

made by and between

T-C DES PERES CORNERS LLC, as Seller

and

THE PHILLIPS EDISON GROUP LLC, as Purchaser

Purchase and Sale Agreement Des

Peres Corners

TABLE OF CONTENTS

ARTICLE I SALE OF THE PROPERTY		1
1.1	Sale of Property	1
1.2	No Representations	2
1.3	No Reliance	2
1.4	Acceptance of Deed	2
1.5	“AS IS”	2
1.6	Seller Release from Liability	3
1.7	Purchaser’s Waiver of Objections	5
1.8	Survival	5

ARTICLE II PURCHASE PRICE		5
2.1	Purchase Price	5

ARTICLE III DEPOSIT AND OPENING OF ESCROW		6
3.1	Deposit	6
3.2	Interest Bearing	6
3.3	Application	6
3.4	Independent Consideration	7

ARTICLE IV CONDITIONS TO CLOSING		7
4.1	Conditions to Purchaser’s Obligation to Purchase	7
4.2	Conditions to Seller’s Obligation to Sell	11
4.3	No Financing Contingency	12
4.4	Failure or Waiver of Conditions Precedent	12

ARTICLE V THE CLOSING		12
5.1	Date and Manner of Closing	12
5.2	Closing	12
5.3	Delay in Closing; Authority to Close	13

ARTICLE VI DUE DILIGENCE		13
6.1	Review and Approval of Documents and Materials	13
6.2	Reliability of Information	13
6.3	Due Diligence	14
6.4	Cross Access Easement Estoppel	14

ARTICLE VII INSPECTIONS		14
7.1	Inspections	14

ARTICLE VIII TITLE AND SURVEY		15
8.1	Title Documents	15
8.2	Survey	15
8.3	Title Objections	15
8.4	Title Updates	15
8.5	Encumbrances	16
8.6	Notice of Commencement	16

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8.7	Seller’s Failure to Remove	16

ARTICLE IX RISK OF LOSS		16
9.1	Casualty	16
9.2	Condemnation	17

ARTICLE X OPERATION OF THE PROPERTY		18
10.1	Operations	18
10.2	Tenant Defaults	18
10.3	New Service Agreements	18
10.4	Intentionally Omitted	19
10.5	New Leases	19
10.6	Intentionally Omitted	19
10.7	Purchaser Assumes Costs	19
10.8	Seller Leasing Costs	19
10.9	Subordination, Non-Disturbance and Attornment Agreements	19

ARTICLE XI CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS		20
11.1	General	20
11.2	Prorations	20
11.3	Rents	21
11.4	Costs Incurred Under New Leases	23
11.5	Security Deposits	23
11.6	Final Adjustment After Closing	23
11.7	Actual Number of Days	24

ARTICLE XII DEFAULT		24
12.1	Default by Purchaser	24
12.2	Default by Seller	24

ARTICLE XIII REPRESENTATIONS AND WARRANTIES		25
13.1	Seller’s Representations and Warranties	25
13.2	Definition of Seller’s Knowledge	27
13.3	Purchaser’s Representations and Warranties	27
13.4	Seller Survival Period	29
13.5	Purchaser Survival Period	29

ARTICLE XIV ESCROW PROVISIONS		29
14.1	Escrow Provisions	29

ARTICLE XV GENERAL PROVISIONS		30
15.1	No Agreement Lien	30
15.2	Confidentiality	30
15.3	Headings; Incorporation	30
15.4	Brokers	30
15.5	Modifications	31
15.6	Notices	31

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15.7	Assignment	32
15.8	Further Assurances	33
15.9	Governing Law	33
15.10	Offer Only	33
15.11	Access to Property Files	33
15.12	E-mail or PDF Signatures	33
15.13	Severability	33
15.14	No Waiver	34
15.15	Counterparts	34
15.16	Limitation of Liability	34
15.17	Waiver of Jury Trial	34
15.18	Successors and Assigns	35
15.19	No Partnership or Joint Venture	35
15.20	No Recordation	35
15.21	Designation Agreement	35
15.22	Section 1031 Exchanges	36
15.23	Seller Survival Period	36
15.24	Calculation of Time Periods	37
15.25	Cyber Security Incidents	37
15.26	3-14 Audit	38

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated and made as of June 12, 2024 (the “Effective Date”), by and between T-C DES PERES CORNERS LLC, a Delaware limited liability company, with an office at c/o Nuveen Real Estate, 730 Third Avenue, New York, New York 10017 (“Seller”), as seller, and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company, with an office at 11501 Northlake Drive, Cincinnati, Ohio 45249 (“Purchaser”), as purchaser.

RECITALS

A. Seller desires to sell and Purchaser desires to purchase all of Seller’s right, title and interest in and to the Property (as hereinafter defined), upon the terms and conditions set forth in this Agreement.

B. Certain rules of construction for interpreting this Agreement are set forth on Schedule 1 attached hereto which is hereby incorporated in and constitutes part of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and provisions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.

ARTICLE I

SALE OF THE PROPERTY

1.1 Sale of Property. Seller agrees to sell, transfer and assign to Purchaser and Purchaser agrees to purchase, accept and assume from Seller, subject to and in accordance with the provisions of this Agreement, all of the following (collectively, the “Property”):

(a) Land. That certain parcel of real property commonly known as “Des Peres Corners” and located at 12332-12360 Manchester Road, Des Peres, Missouri 63131, as more particularly described in Exhibit A attached hereto (collectively, the “Land”);

(b) Appurtenances. Seller’s right, title and interest in and to all easements, licenses, privileges and other rights appurtenant to the Land (collectively, the “Appurtenances”);

(c) Improvements. All buildings, improvements and other structures located on the Land (collectively, the “Improvements”);

(d) Leases. Seller’s right, title and interest in and to all leases, licenses or other occupancy agreements, including all amendments thereto and guaranties thereof, affecting the Land and Improvements which are shown on Exhibit B attached hereto and any New Leases (as hereinafter defined) (collectively, the “Leases”) and any and all security deposits under the Leases;

(e) Fixtures and Personal Property. Seller’s right, title and interest in and to all fixtures, machinery systems, equipment and personal property owned by Seller attached or appurtenant to, located on and used in connection with the ownership, use, maintenance and operation of the Land or the Improvements (collectively, the “Fixtures and Personal Property”);

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(f) Service Agreements. Seller’s right, title and interest in and to all service agreements listed on Exhibit C attached hereto and any New Service Agreements (as defined in Section 10.3) (collectively, the “Service Agreements”), if and to the extent that Purchaser agrees to assume, as indicated on Exhibit C, or is deemed under the provisions of this Agreement to have elected to assume, any such Service Agreements; and

(g) Intangible Property. Seller’s right, title and interest, if any, in and to all of the following items, to the extent related to the Land or Improvements, and to the extent assignable and without warranty: consents, licenses, approvals, certificates, permits, plans, development rights, warranties, guarantees and floor plans, plans and specifications, web sites and trademarks, if any, but expressly excluding any name or trademark containing the phrase “Teachers Insurance and Annuity Association of America,” “TIAA,” “TIAA-CREF,” “Teachers,” “CASA,” “USCIF”, “SIF”, “GCREIT”, “TH Real Estate,” “Nuveen”, “Nuveen Real Estate”, or any derivative of any of the foregoing, relating to the Improvements and the Fixtures and Personal Property (collectively, the “Intangible Property”).

1.2 No Representations. Except for Seller’s representations and warranties set forth in Article XIII and in the Closing Documents (as hereinafter defined) executed by Seller (collectively, “Seller’s Representations”), Seller makes no express or implied representation or warranty of any kind with respect to the Property or otherwise, and to the extent permitted by law, excludes and disclaims any and all statutory and other representations and/or warranties.

1.3 No Reliance. Purchaser agrees that except for Seller’s Representations, Purchaser is not relying on and has not relied on any statements, promises, information or representations made or furnished by Seller or by any real estate broker, agent or any other person representing or purporting to represent Seller, but rather is relying solely on its own expertise and on the expertise of its consultants and on the inspections and investigations Purchaser and its consultants have conducted or will conduct.

1.4 Acceptance of Deed. Purchaser hereby acknowledges and agrees that the acceptance of the Deed (as hereinafter defined) by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of Seller to be performed under this Agreement except those, if any, which are herein specifically stated to survive Closing (as hereinafter defined) and the delivery of the Deed. No agreement or representation or warranty made in this Agreement by Seller will survive Closing and the delivery of the Deed, unless expressly provided otherwise in this Agreement.

1.5 “AS IS”. EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER AGREES (A) TO TAKE THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND (B) THAT NO REPRESENTATIONS OR WARRANTIES ARE MADE OR RESPONSIBILITIES ASSUMED BY SELLER AS TO THE CONDITION OF THE PROPERTY, AS TO THE TERMS OF ANY LEASES, SERVICE AGREEMENTS OR OTHER DOCUMENTS OR AS TO ANY INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY, NOW OR ON THE CLOSING DATE (AS HEREINAFTER DEFINED). SUBJECT TO AND WITHOUT LIMITING PURCHASER’S RIGHTS UNDER ARTICLE IX, PURCHASER AGREES TO ACCEPT THE PROPERTY IN THE CONDITION EXISTING ON THE CLOSING DATE, SUBJECT TO ALL FAULTS OF EVERY KIND AND NATURE WHATSOEVER WHETHER LATENT OR PATENT AND WHETHER NOW OR HEREAFTER EXISTING.

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PURCHASER ACKNOWLEDGES THAT PURCHASER HAS EXAMINED, OR PRIOR TO CLOSING WILL EXAMINE, ALL LEASES AND SERVICE AGREEMENTS. PURCHASER ACKNOWLEDGES THAT AS OF THE CLOSING DATE, PURCHASER WILL HAVE INSPECTED THE PROPERTY AND OBSERVED ITS PHYSICAL CHARACTERISTICS AND CONDITIONS AND WILL HAVE HAD THE OPPORTUNITY TO CONDUCT SUCH FINANCIAL INVESTIGATIONS AND STUDIES ON OR OVER THE PROPERTY AND ADJACENT AREAS AS IT DEEMS NECESSARY AND, EXCEPT FOR THE EXCEPTED CLAIMS (AS HEREINAFTER DEFINED), HEREBY WAIVES ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING THE PROPERTY AND ITS CONDITION, INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW-BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATING TO CERCLA (AS HEREINAFTER DEFINED), RCRA (AS HEREINAFTER DEFINED), TSCA (AS HEREINAFTER DEFINED), PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING STRUCTURAL AND GEOLOGICAL CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS, AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED) ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. PURCHASER FURTHER ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

1.6 Seller Release from Liability. Except with respect to Seller’s Representations, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims and shall not be liable or bound in any manner by, any and all warranties, guarantees, promises, statements, representations or information of whatever type or kind with respect to the Property, whether express, implied or otherwise, including warranties of fitness for a particular purpose, tenantability, habitability or use. Purchaser agrees that:

(a) Except for any Claims (as defined below) arising out of a breach or default by Seller under this Agreement (including a breach of any of Seller’s Representations) (“Excepted Claims”), Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller and Seller’s employees, officers, directors, trustees, shareholders, members, partners, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting in Seller’s behalf (the “Released Parties”) from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any and all costs, losses, claims, liabilities, damages, expenses, demands, debts, controversies, claims, actions or causes of action (collectively, “Claims”) arising from or related to the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of

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materials or substances that have been or may in the future be deemed to be Hazardous Materials or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specifically treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines or common law), valuation, salability or utility of the Property, condition of title to the Property, compliance with any applicable federal, state or local law, rule or regulations or common law with respect to the Property, or the Property’s suitability for any purposes whatsoever, and any information furnished by the Released Parties in connection with this Agreement. For the purpose of this Agreement: (i) the term “Hazardous Materials” shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, infectious material or other material which is defined or regulated under any Environmental Law, and includes, without limitation, (a) mold, asbestos, polychlorinated biphenyls, and petroleum (including petroleum products or derivatives, crude oil or any fraction thereof), and (b) any material classified or regulated as “hazardous waste” pursuant to RCRA; and (ii) the term “Environmental Laws” means all federal, state, regional, county and local statutes, regulations, ordinances, rules, regulations and policies, all court and administrative orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever, including to those relating to the presence, manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, water (including surface water, groundwater, and stormwater) or soil (including subsoil) contamination or pollution; the presence or release (which shall include, (a) any intentional, unintentional, knowing or unknowing presence, spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing any Hazardous Materials at, on or into the indoor or outdoor environment or otherwise in, onto, from or about the air, water (including surface waters and groundwater), soils, subsoils or any other surface or media on-site or off-site, and (b) the abandonment or discarding of barrels, drums, containers, underground tanks or any other receptacles ever containing any Hazardous Materials) of Hazardous Materials, protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing, including the following statutes, and regulations adopted thereunder: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation Recovery Act and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. § 1251 et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq. (“TSCA”); the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Occupational Safety and Health Act, 19 U.S.C. § 6251 et seq.

(b) Except for the Excepted Claims, Purchaser agrees that under no circumstances will it make any claim against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller, its agents, consultants, contractors, or any other persons who prepared or furnished any of the Property Documents (as hereinafter defined) (such parties, collectively, the “Property Documents Preparers”) as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the Property Documents (including the

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negligence of any Property Documents Preparer in connection with the preparation or furnishing of any of the Property Documents), and Purchaser hereby fully and forever releases, acquits and discharges Seller and each Property Documents Preparer of and from any such claims, actions, causes of action, proceedings or liability, whether known or unknown. This release expressly includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release of Seller.

(c) To the extent permitted by law, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization, and that Purchaser nevertheless hereby intends to release, discharge and acquit the Released Parties from any and all Claims, except for Excepted Claims.

1.7 Purchaser’s Waiver of Objections. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures or discovery made by Purchaser prior to Closing shall constitute notice to Purchaser of the matter disclosed or discovered, and Seller shall have no further liability if Purchaser thereafter consummates the transaction contemplated hereby.

1.8 Survival. Seller and Purchaser have agreed upon the Purchase Price (defined below) relating to the Property and other provisions of this Agreement in contemplation and consideration of Purchaser’s agreeing to the provisions of Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7, which Sections shall indefinitely survive Closing and the delivery of the Deed or termination of this Agreement and shall not be deemed merged into the Deed or other documents executed and delivered by Purchaser or Seller, or both, at or in connection with Closing (the Deed together with such other documents, collectively, the “Closing Documents”).

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. The purchase price is THIRTY EIGHT MILLION FOUR HUNDRED THOUSAND and 00/100 DOLLARS ($38,400,000.00) (the “Purchase Price”). The Purchase Price, net to Seller without deduction, credit to Purchaser or expense to Seller, except as expressly provided otherwise in this Agreement, will have been deposited by Purchaser with Escrow Agent (as defined in Section 3.1) no later than the time of Closing by wire transfer of immediately available federal funds. No portion of the Purchase Price shall be allocated, nor attributable, to any items of personal property. The Purchase Price must be received by Seller by 3:00 P.M. on a particular day in order for Closing to be deemed to have taken place as of such date.

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ARTICLE III

DEPOSIT AND OPENING OF ESCROW

3.1 Deposit.

(a) Within two (2) Business Days following the Effective Date (time being of the essence) and as a condition precedent to this Agreement becoming a binding agreement between the parties, Purchaser will deposit FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($500,000.00) (the “Initial Escrow Amount”) with First American Title Insurance Company, having an office at 30 North LaSalle St., Suite 2700, Chicago, IL 60602, Attention: [Omitted] (in such capacity, “Escrow Agent”) by wire transfer of immediately available federal funds and will provide Escrow Agent with a fully completed form W-9 which provides Purchaser’s tax identification number. FOUR HUNDRED NINETY-NINE THOUSAND NINE HUNDRED and 00/100 DOLLARS ($499,900.00) of the Initial Escrow Amount will serve as and be Purchaser’s earnest money deposit hereunder (the “Initial Deposit”), and the remaining portion of the Initial Escrow Amount will serve as and be further consideration for this Agreement (the “Independent Consideration”). If Purchaser fails to deposit the Initial Escrow Amount within the time period provided for in this Section 3.1, Seller may, in its sole discretion, at any time prior to Escrow Agent’s receipt of both the Initial Deposit and the Independent Consideration, terminate this Agreement, in which event this Agreement shall be terminated and thereafter any portion of the Initial Escrow Amount (less the Independent Consideration) deposited with Escrow Agent, if any, shall be returned to Purchaser and neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.

(b) If the Purchaser elects to exercise the Purchaser Closing Extension Option (as defined in Section 5.1 below), Purchaser shall, on or prior to the date which is one (1) Business Day before the then-scheduled Closing Date, (I) deliver written notice of such election (the “Extension Election Notice”) to Seller and (II) deposit an additional ONE MILLION and 00/100 DOLLARS ($1,000,000.00) (the “Extension Deposit”; the Initial Deposit together with the Extension Deposit, if made, collectively, the “Deposit”) with Escrow Agent by wire transfer of immediately available federal funds. If Purchaser fails to deliver the Extension Election Notice or the Extension Deposit within the time period provided for in this Section 3.1(b), Seller may, at any time prior to Escrow Agent’s receipt of the Extension Deposit, terminate this Agreement, in which event this Agreement shall be terminated and thereafter neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement.

3.2 Interest Bearing. The Deposit shall be held by Escrow Agent in an interest-bearing escrow account with the banking institution set forth in Section 14.1(a). All interest and income on the Deposit will be remitted to the party entitled to the Deposit pursuant to this Agreement.

3.3 Application. If Closing occurs, the Deposit will be credited against the Purchase Price at Closing. If Closing does not occur in accordance with the provisions hereof, the Deposit shall be delivered to the party entitled to the Deposit, as provided in this Agreement. In all events, the Deposit shall be held in escrow by Escrow Agent, in trust in accordance with the provisions of Article XIV.

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3.4 Independent Consideration. The Independent Consideration shall not be part of, and shall be in addition to, the Deposit and the Purchase Price (regardless of whether the Independent Consideration is delivered to Escrow Agent as part of the same wire transfer as the Deposit). Upon any termination of this Agreement, the Independent Consideration shall be paid by Escrow Agent to Seller, it being the intent of the parties that the Independent Consideration is independent of any other consideration provided under this Agreement, shall be fully earned by Seller upon the Effective Date, and is not refundable to Purchaser under any circumstances. Notwithstanding anything else in this Agreement to the contrary, if this Agreement is terminated pursuant to a right of termination therein and such provision calls for the Deposit to be returned to the Purchaser, the Deposit shall be returned to Purchaser, but the Independent Consideration shall be immediately released to Seller.

ARTICLE IV

CONDITIONS TO CLOSING

4.1 Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase the Property is expressly conditioned upon each of the following:

(a) Performance by Seller. Seller’s performance in all material respects of the obligations, covenants and deliveries required of Seller under this Agreement.

(b) Seller’s Deliveries. Seller’s delivery to the Title Company at Closing of the following, all documents to be executed originals, unless otherwise set forth below, and, if applicable, witnessed and properly acknowledged, provided, however, that delivery of the items set forth in Section 4.1(b)(iv), (v) and (x) may be accomplished via on-site delivery at the Property after Closing or in such other manner as agreed by Purchaser and Seller:

(i) A special warranty deed in the form attached hereto as Exhibit D (the “Deed”), subject to all matters of record and the following additional matters:

(1) Non-delinquent real property taxes, water and sewer charges and all assessments (governmental and private) and unpaid installments thereof which are not yet due and payable, subject to the provisions of Section 11.2;

(2) Any matter (including any lien, encumbrance or easement) voluntarily imposed or consented to in writing by Purchaser prior to or as of Closing, or created by, through or under Purchaser;

(3) Laws and governmental rules, regulations, including all building codes, zoning regulations and ordinances, that affect the Property and its use, operation and maintenance;

(4) Such state of facts as are or as may be shown on an accurate and current survey of the Property and by inspection of the Property;

(5) Rights of tenants in possession, as tenants only, of the Land and Improvements under the terms and conditions of all Leases; and

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(6) the Permitted Exceptions (as hereinafter defined).

(ii) Notwithstanding Section 4.1(b)(i)(4), if and to the extent the legal description of the Land derived from the Survey (or Purchaser’s update thereof) differs from the legal description set forth on Exhibit A attached hereto, a quitclaim deed conveying the as-surveyed legal description to Purchaser so long as Seller can reasonably determine that the surveyed legal description is describing the Property.

(iii) An Assignment and Assumption Agreement in the form attached as Exhibit E (the “Assignment and Assumption Agreement”);

(iv) All original Leases to the extent available (and if unavailable, copies thereof to the extent available) and other leasing files and all other licenses, certificates, permits, plans, books, records and reports and other materials that comprise the Intangible Property, to the extent such items are in Seller’s actual possession, all such items to be delivered within five (5) Business Days following Closing, and all keys and lock combinations for the Property;

(v) The Service Agreements (copies of which shall be acceptable if originals are unavailable) which are being assumed by Purchaser;

(vi) A Certification in the form attached hereto as Exhibit F that Seller is not a “foreign person”;

(vii) If required by the Title Company, evidence reasonably satisfactory to Title Company evidencing the authority of individuals to execute any instruments executed and delivered by Seller at Closing, together with a certificate of good standing of Seller;

(viii) A bill of sale in the form attached hereto as Exhibit G;

(ix) A Seller closing statement in form and content satisfactory to Seller (the “Seller Closing Statement”) signed by Seller, which Closing Statement may be transmitted via email as a PDF, and Purchaser shall not be entitled to a copy of the executed Seller Closing Statement at Closing;

(x) Original tenant estoppel certificates executed by tenants under existing Leases occupying eighty percent (80%) of the leased square footage in the Improvements (the “Required Tenant Estoppel Certificates”), which must include an estoppel from Schnucks and First Community Credit Union (the “Required Tenants”). Seller shall not be obligated to obtain estoppel certificates from any party occupying any portion of the Improvements pursuant to a billboard, rooftop, telecommunications, antenna, or kiosk lease and the portion of the Improvements occupied by such licensees shall not be included in leased square footage of the Improvements for the purpose of calculations under this Section 4.1(b)(x). Each Required Tenant Estoppel Certificate: (1) will be on the form attached to or as otherwise required by the applicable Lease, if any, or if there is no form attached to or as otherwise required by the Lease, then will be substantially on the form attached hereto as Exhibit I, (provided, however, if any Lease limits the provisions to

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be included in any estoppel certificate, the form shall be modified accordingly); (2) will not have been modified in any substantive, adverse manner; and (3) will be dated within forty-five (45) days of Closing. Notwithstanding the foregoing, Seller agrees to include an acknowledgement block to be executed by the guarantor of a Lease, if any, on the applicable Required Tenant Estoppel Certificates; provided, however, it shall not be a requirement that a Required Tenant Estoppel Certificate be executed by a guarantor in order to be deemed acceptable for purposes of this Section 4.1(b)(x). The addition of any knowledge qualifications to an estoppel certificate will not cause such tenant estoppel certificate to fail to satisfy the requirements for an acceptable Required Tenant Estoppel Certificate. Notwithstanding the foregoing, Seller shall have no obligation to deliver an estoppel certificate from any tenant if (i) such tenant’s Lease has terminated at any time from the Effective Date to the Closing Date, or (ii) such tenant is subject to bankruptcy proceedings as of Closing (or on account of a rejected lease in bankruptcy). Claims of any tenant set forth in any estoppel certificate shall not be deemed (alone or in combination with other matters) to cause such estoppel certificate not to be an acceptable Required Tenant Estoppel Certificate unless the facts underlying such claims constitute a material misrepresentation or material default under this Agreement. Without limiting the generality of the foregoing sentence, an estoppel certificate shall be an acceptable Required Tenant Estoppel Certificate notwithstanding that such estoppel certificate may contain claims that are based on (x) facts disclosed in the Property Documents or on the Exhibits or Schedules hereto and the items referenced to thereon, including facts disclosed in the Leases, prior to the Effective Date, or (y) an assertion by the tenant that there are amounts due from landlord to such tenant allocable to periods prior to Closing and which, under the terms of this Agreement or by separate agreement, Seller has agreed or shall agree to pay. Seller, at its sole option, may elect to satisfy part of the requirements under this Section 4.1(b)(x) by delivery of a Seller estoppel certificate in the form attached hereto as Exhibit N (a “Seller Estoppel Certificate”) for up to five percent (5%) of the leased square footage of the Improvements. Any Seller Estoppel Certificate delivered by Seller to Purchaser shall be subject to all provisions of Sections 15.16 and 15.23. If Seller or Purchaser subsequently obtains a Required Tenant Estoppel Certificate meeting the requirements of this Section 4.1(b)(x) from a tenant for which Seller has delivered a Seller Estoppel Certificate, the delivered Seller Estoppel Certificate will be null and void, and Purchaser will accept the Required Tenant Estoppel Certificate in its place. If any Required Tenant Estoppel Certificate or Seller Estoppel Certificate contains statements or allegations that a default or potential default exists on the part of Seller under the applicable Lease or contains information inconsistent with any representations of Seller contained in this Agreement and Purchaser elects to close the purchase and sale transaction contemplated herein notwithstanding the existence of such statements, allegations or information, then such Required Tenant Estoppel Certificate and/or Seller Estoppel Certificate shall be deemed acceptable for purposes of this Section 4.1(b)(x), notwithstanding the existence of such allegations, statements or information and Seller shall have no liability whatsoever to Purchaser hereunder with respect to the existence of such allegations, statements or information. Seller agrees to permit Purchaser the chance to review the drafts of the estoppel certificates prior to delivering them to the tenants and shall deliver such drafts within one (1) Business Day after the Effective Date. Purchaser agrees to provide to Seller any comments to the draft estoppels within three (3) Business Days after receipt of the draft estoppels. In the event Seller fails, for any reason, to deliver to the Purchaser the required

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number of Required Tenant Estoppel Certificates in accordance with the provisions of this Section 4.1(b)(x) prior to Closing, then Seller will not be deemed in default hereunder, and Purchaser’s sole remedy will be to terminate this Agreement, whereupon Escrow Agent will return the Deposit to Purchaser and this Agreement shall be terminated and thereafter neither party shall have any further right or obligation to the other hereunder, except as otherwise set forth in this Agreement.

(xi) A Tenant Notice Letter in the form attached hereto as Exhibit L executed by Seller to be mailed out by Purchaser upon Closing;

(xii) All applicable real estate transfer tax forms and affidavits reasonably required by the Title Company;

(xiii) An owner’s affidavit in the form attached hereto as Exhibit H;

(xiv) The Holdback Escrow Agreement (as defined in Section 10.10 below) executed by Seller; and

(xv) Such additional assignments, instruments and documents appropriate to be executed and delivered by Seller as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement provided the same are commercially reasonable and do not require disclosure of proprietary information.

(c) Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 13.1 being true and correct in all material respects as of the Closing Date as if then made, unless otherwise specified therein.

(d) Title Insurance. The Title Company (as hereinafter defined) being prepared upon Closing to issue an American Land Title Association (or, if same is not available in the State in which the Property is located, its local equivalent) owner’s policy of title insurance (the “Title Policy”), with liability in the amount of the Purchase Price, insuring that fee title vests in the Purchaser subject only to the Permitted Exceptions, with Purchaser hereby acknowledging and agreeing that the issuance of any endorsement(s) to the Title Policy shall, under no circumstance, be a condition to Purchaser’s obligations hereunder.

(e) Material Adverse Change. In the event of a “Material Adverse Change” (as defined herein) first arising after the Effective Date, Purchaser shall thereafter have the right to terminate this Agreement upon written notice thereof to Seller within three (3) Business Days of Purchaser learning of such Material Adverse Change, in which event the Deposit shall be returned to Purchaser (less the Independent Consideration, which shall be paid to Seller), and Seller and Purchaser shall have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement. Without limiting the generality of the foregoing, Purchaser shall be deemed to have learned of a Material Adverse Change in the event that: (a) Purchaser receives written notice (which may be sent via electronic mail) from Seller of the Material Adverse Change, (b) the Material Adverse Change was published in the Wall Street Journal or a similar trade publication, (c) the Material Adverse Change was disclosed in communications with, correspondence from, or documents provided by Broker, a tenant, or any of

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Purchaser’s diligence providers. For purposes hereof, a “Material Adverse Change” means that Schnucks (a) ceases (or publicly announces that it will cease) operating from the Land and Improvements, to be effective within four (4) months of such announcement, or (b) terminates (or publicly announces that it will terminate) its Lease, to be effective within four (4) months of such announcement, or (c) files for protection from its creditors under the Federal Bankruptcy Act or any similar state equivalent.

4.2 Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:

(a) Performance by Purchaser. Purchaser’s performance in all material respects of the obligations, covenants, and deliveries required of Purchaser under this Agreement.

(b) Receipt of Purchase Price. Receipt by Seller (or as Seller may direct) of the Purchase Price in the manner provided in this Agreement.

(c) Purchaser’s Deliveries. Purchaser’s delivery to Title Company at Closing of the following, all documents to be executed originals, unless otherwise set forth below, and, if applicable, witnessed and properly acknowledged:

(i) The Assignment and Assumption Agreement;

(ii) A Purchaser closing statement in form and content satisfactory to Purchaser (the “Purchaser Closing Statement”) signed by Purchaser, which Purchaser Closing Statement may be transmitted via email as a PDF, and Seller shall be entitled to a copy of the executed Purchaser Closing Statement at Closing;

(iii) A Tenant Notice Letter in the form attached hereto as Exhibit L executed by Purchaser;

(iv) A “Real Property Certificate of Value” form;

(v) If applicable, the Assignment of Purchase and Sale Agreement in the form attached hereto as Exhibit O;

(vi) The Holdback Escrow Agreement executed by Purchaser (which Purchaser shall also cause to be executed by Escrow Agent);

(vii) If required by the Title Company, evidence of the authority and the incumbency of any individuals to execute any instruments executed and delivered by Purchaser at Closing, together with a certificate of good standing of Purchaser;

(viii) All applicable real estate transfer tax forms and affidavits; and

(ix) Such additional documents and instruments appropriate to be executed and delivered by Purchaser as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement, provided the same are commercially reasonable and do not require disclosure of proprietary information.

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(d) Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 13.3 being true and correct in all material respects as of the Closing Date as if then made, unless otherwise specified therein.

4.3 No Financing Contingency. It is expressly understood, acknowledged and agreed by Purchaser that this Agreement and Purchaser’s obligations hereunder are not contingent or conditioned upon obtaining a commitment for or closing any financing and the failure of Purchaser to obtain or close any financing for any reason whatsoever shall not be a failure of condition to Purchaser’s performance hereunder. In addition, Seller will have no obligation to or privity with any lender to Purchaser.

4.4 Failure or Waiver of Conditions Precedent. Without limiting the rights of the parties in Sections 12.1 and 12.2 below (as applicable), if any of the conditions set forth in Sections 4.1 or 4.2 are not fulfilled or waived, the party benefited by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall terminate except those that expressly survive any termination. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions benefitting such party set forth in Sections 4.1 or 4.2 above. If this Agreement is terminated as a result of the failure of any condition set forth in Section 4.1, and if Purchaser is not in default of its obligations hereunder, Escrow Agent shall promptly refund the Deposit to Purchaser. In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions and any liability on the part of Seller for breaches of representations and warranties of which Purchaser had knowledge as of Closing.

ARTICLE V

THE CLOSING

5.1 Date and Manner of Closing. The closing of the transaction contemplated by this Agreement (“Closing”) will occur through an escrow with Escrow Agent, no later than 4:00 P.M. on the date that is thirty (30) days after the Effective Date (the “Closing Date”) (time being of the essence) or such other date as is mutually agreed upon in writing by the parties; provided, however, that in no event shall Closing occur on June 24, 2024, July 31, 2024, August 1, 2, or 30, 2024, September 30, 2024, or October 31, 2024. Purchaser shall have the right to extend the Closing Date for one (1) additional period of thirty (30) days (the “Purchaser Closing Extension Option”) by timely delivering the Extension Election Notice and the Extension Deposit in accordance with the provisions set forth in Section 3.1(b). Notwithstanding the foregoing, there shall be one (1) option to extend the Closing Date, in order for Seller to obtain the Required Tenant Estoppel Certificates, until the earlier to occur of (i) five (5) Business Days after the Required Tenant Estoppel Certificates have been delivered to Purchaser or (ii) twenty (20) days after the originally scheduled Closing Date, which option may be exercised by either Purchaser or Seller by delivering written notice of such extension to the other party prior to the then applicable Closing Date.

5.2 Closing. On or prior to the Closing Date, Purchaser shall execute the Purchaser Closing Statement and Seller shall execute the Seller Closing Statement, each of which shall be generated by Escrow Agent. Subject to satisfaction of the conditions to Closing set forth in Article IV, on the Closing Date, Escrow Agent will not later than 4:00 P.M. (i) deliver the Purchase Price (as adjusted pursuant to the executed Seller Closing Statement and Purchaser Closing Statement) to Seller in the form of a wire transfer of immediately available funds, and (ii) release for recordation the Deed and such other Closing Documents as are to be recorded.

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5.3 Delay in Closing; Authority to Close. If Closing does not occur on or before the Closing Date, then unless on or before the Closing Date, Escrow Agent receives a written notice from both Purchaser and Seller to the contrary, Escrow Agent will deliver all monies and documents in accordance with the provisions of this Agreement.

ARTICLE VI

DUE DILIGENCE

6.1 Review and Approval of Documents and Materials. Purchaser acknowledges that, prior to the Effective Date, Seller has made copies of the documents (i) which pertain to the Property, (ii) are located at the Property or are in any property manager’s office and (iii) are non-proprietary and not privileged, available electronically at https://cbre.box.com/s/trmcfyd545doyvwr4qnrq8kl6fzdwxdc [cbre.box.com] or at the Property for review and copying by Purchaser at Purchaser’s sole cost and expense (the “Property Documents”); provided, however, Seller shall not be required to update the Property Documents unless, and only to the extent, specifically set forth herein. The Property Documents are the following:

(a) Copies of the Leases and all amendments;

(b) Copies of the Service Agreements;

(c) Income and expense information for the current and two (2) prior calendar years pertaining to the operation of the Property; provided, however, if Seller has owned the Property for less than two (2) calendar years, Seller shall provide such information for the current calendar year and the period from the date of Seller’s ownership of the Property to the current calendar year;

(d) A current rent roll for the Property; and

(e) A copy of the most recent title information and survey, if any, in Seller’s possession.

6.2 Reliability of Information. The Property Documents and other information provided by Seller and its agents to Purchaser under the terms of this Agreement are for informational purposes only. Subject only to Seller’s Representations, Purchaser (a) is not in any way entitled to rely upon the accuracy of the information within the Property Documents and other information provided by Seller and its agents and (b) will rely exclusively on its own inspections and consultants with respect to all matters Purchaser deems relevant to its decision to acquire the Property. The provisions of this Section 6.2 shall survive Closing and the delivery of the Deed or other termination of this Agreement and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

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6.3 Due Diligence. Purchaser has completed its review and investigation of the Property, Property Documents and other materials pertaining to the Property and, subject to Section 7.1, has conducted such studies, tests and inspections as it deems appropriate to analyze the feasibility of the acquisition and ownership of the Property and has determined that the Property is suitable for acquisition by Purchaser. Purchaser expressly acknowledges and agrees that Purchaser has no right to terminate this Agreement pursuant to this Article VI or elsewhere in this Agreement on the basis of any due diligence review and investigation other than in connection with New Exceptions (as defined in Section 8.4), in accordance with the terms of Section 8.4.

6.4 Cross Access Easement Estoppel. With respect to that certain Cross Access Easement dated July 27, 2020 recorded in St. Louis County, Missouri, as Instrument No. 2020081800798 (as amended, the “CAE”), Seller shall send the form estoppel prepared by Purchaser to the non-Seller party to the CAE and use commercially reasonable efforts to deliver an executed version thereof (the “CAE Estoppel”) to Purchaser prior to Closing. For the avoidance of doubt, in no event shall (i) Seller’s delivery of the CAE Estoppel be a condition to Closing, (ii) Seller’s failure to deliver the CAE Estoppel provide Purchaser with any right to terminate this Agreement, or (iii) Seller’s failure to deliver any of the CAE Estoppel to Purchaser prior to Closing be deemed a Seller default hereunder.

6.5 Transportation Development District Estoppel. With respect to that certain unrecorded lease between Summit Manchester Investors, LLC, and Des Peres Corners Transportation Development District (the “TDD”) evidenced by the Memorandum of Ground Lease dated March 1, 2009 and recorded April 13, 2009 in St. Louis County, Missouri, as Instrument No. 2009041300544 (the “TDD Lease”), Seller shall send the form estoppel prepared by Purchaser to the TDD and use commercially reasonable efforts to deliver an executed version thereof (the “TDD Estoppel”) to Purchaser prior to Closing. For the avoidance of doubt, in no event shall (i) Seller’s delivery of the TDD Estoppel be a condition to Closing, (ii) Seller’s failure to deliver the TDD Estoppel provide Purchaser with any right to terminate this Agreement, or (iii) Seller’s failure to deliver any of the TDD Estoppel to Purchaser prior to Closing be deemed a Seller default hereunder.

ARTICLE VII

INSPECTIONS

7.1 Inspections. Either Purchaser or an Affiliated Entity (as such term is defined in Section 15.7) previously executed and delivered a separate Access Agreement, as modified by the First Amendment to Access Agreement (as amended, the “Access Agreement”) to Seller or an affiliate of Seller, an executed copy of which is attached hereto as Exhibit K and the provisions of the Access Agreement attached hereto as Exhibit K are incorporated by reference as if fully set forth herein and shall benefit Seller as “Owner” thereunder; provided, however, that the provisions of Section 21 of the Access Agreement are not incorporated herein. The provisions of such Access Agreement, whether executed as a separate document or incorporated as part of this Agreement by reference to the form attached as Exhibit K, are hereby extended through Closing or other termination of this Agreement. In furtherance of the foregoing, if Purchaser’s Affiliated Entity executed and delivered the Access Agreement to Seller or an affiliate of Seller, Purchaser hereby agrees to be bound by the provisions thereof.

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ARTICLE VIII

TITLE AND SURVEY

8.1 Title Documents. As of the Effective Date, Purchaser (or Seller for the benefit of Purchaser) has obtained a commitment for title insurance, commitment number NCS-1210580-CHI2 dated March 1, 2024 (the “Title Commitment”) for the Property from First American Title Insurance Company, having an office at 30 North LaSalle St., Suite 2700, Chicago, IL 60602, Attention: [Omitted] (in such capacity, the “Title Company”).

8.2 Survey. Within two (2) Business Days after the Effective Date, Purchaser will order any recertification of Seller’s existing survey or a new survey (in each case, the “Survey”) that Purchaser has elected to obtain.

8.3 Title Objections. Purchaser acknowledges that title to the Property reflected in the Title Commitment is acceptable to Purchaser. Any exceptions to title disclosed on the Title Commitment, any matters disclosed on the Survey (“Exceptions”), and all other matters otherwise affecting title to the Property, except Monetary Lien Removal Obligations (as defined below) and those matters Seller and/or the Title Company has removed or insured over or agreed to remove or insure over will constitute the “Permitted Exceptions”. Notwithstanding anything herein, Seller agrees to cause to be removed at Closing (i) any mortgages or deeds of trust recorded against the Property created by, through or under Seller and any security instrument(s) recorded against the Property in connection with the foregoing unless such instrument(s) has/have lapsed and (ii) any monetary liens created by, through or under Seller which can be removed by the payment of funds not to exceed $25,000.00 in the aggregate (the items in clauses (i) and (ii) collectively, “Monetary Lien Removal Obligation”).

8.4 Title Updates. If any supplemental title commitment or update issued subsequent to the date of the Title Commitment contains exceptions (the “New Exceptions”) other than those in the Title Commitment, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update (time being of the essence). If Purchaser fails to deliver to Seller a notice of objections on or before such date (time being of the essence), Purchaser will be deemed to have waived any objection to the New Exceptions, and the New Exceptions will be included as Permitted Exceptions. Seller will have not less than ten (10) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such ten (10) day period and for five (5) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to remove or insure over the objectionable New Exceptions. If, within the ten (10) day period, Seller or Title Company does not (or does not agree to) remove or insure over the objectionable New Exceptions, then Purchaser may terminate this Agreement upon notice to Seller no later than five (5) days following expiration of the (10) day cure period. If Purchaser terminates this Agreement, the Deposit will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except those that expressly survive termination of this Agreement). If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller and/or Title Company has removed or insured over or agreed to remove or insure over) will be included as Permitted Exceptions.

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8.5 Encumbrances. The existence of mortgages, deeds of trust, deeds to secure debt, liens, or other encumbrances not permitted hereby shall not be objections to title provided that properly executed instruments in recordable form necessary to satisfy the same are delivered to the Title Company at Closing together with recording and/or filing fees (or an appropriate credit against the Purchase Price given for such fees), and Purchaser and Seller agree that such mortgages, liens or other encumbrances may be paid out of the cash consideration to be paid by Purchaser.

8.6 Notice of Commencement. Work affecting the Property performed or to be performed by or on behalf of a tenant or subtenant under a Lease will not be Seller’s responsibility. Accordingly, Seller will not be required to satisfy notices of commencement of work to be performed by contractors or subcontractors engaged by such tenants or subtenants nor any liens filed with respect to any work performed by or on behalf of any such tenant or subtenant, subject to Seller’s obligations under Section 10.8.

8.7 Seller’s Failure to Remove. If Seller fails on or before Closing to remove any objectionable Exception, New Exception or Monetary Lien Removal Obligation that Seller agreed in accordance with the terms of this Article to remove, then Purchaser may elect either to close with no adjustment to the Purchase Price or to terminate this Agreement and receive the Deposit back.

ARTICLE IX

RISK OF LOSS

9.1 Casualty.

(a) If the Property is damaged or destroyed by fire or other casualty prior to Closing then promptly after Seller becomes aware of the damage or destruction Seller will notify Purchaser thereof (the “Damage Notice”).

(b) If the cost of repair is less than ONE MILLION TWO HUNDRED THOUSAND and 00/100 DOLLARS ($1,200,000.00), or if repair will, in Seller’s reasonable estimation, take six (6) months or less to effectuate after Seller gains control of the Property for repairs after any inspection by governmental authorities, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction; provided, however, that, at Closing, Seller, at its sole option, shall either (and in each case less any amounts expended by Seller in connection with such damage or destruction):

(i) pay or assign to Purchaser all insurance proceeds, if any, resulting from such casualty damage and credit to Purchaser any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned; or

(ii) credit to Purchaser an amount equal to the sum of (a) all insurance proceeds, if any, resulting from such damage or destruction and (b) any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds were or are to be paid.

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(c) If the cost of repair is equal to or greater than ONE MILLION TWO HUNDRED THOUSAND and 00/100 DOLLARS ($1,200,000.00), or if repair will, in Seller’s reasonable estimation, take longer than six (6) months to effectuate after Seller gains control of the Property for repairs after any inspection by governmental authorities, Seller or Purchaser may elect to terminate this Agreement by delivering written notice to the other within ten (10) Business Days after the date of the Damage Notice (and Closing will be extended as needed to provide for such 10-Business Day period), in which event the Deposit will be returned to Purchaser (less the Independent Consideration, which shall be paid to Seller). If neither party terminates this Agreement within the 10-day period, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction, provided, however, that, at Closing, Seller, at its sole option, shall either (and in each case less any amounts expended by Seller in connection with such damage or destruction):

(i) pay or assign to Purchaser at Closing all insurance proceeds, if any, resulting from the casualty and credit to Purchaser any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned; or

(ii) credit to Purchaser an amount equal to the sum of (a) all insurance proceeds, if any, resulting from such damage or destruction and (b) any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds were or are to be paid.

(d) Purchaser hereby acknowledges and agrees that in the event that Seller elects to proceed in the manner set forth under either of the above subsections (b)(ii) or (c)(ii), Seller shall be entitled to commence a claim under the insurance policies pursuant to which the insurance proceeds would be paid relating to such damage or destruction, and pursue such claim until fully paid or settled by Seller and the applicable insurer. During this time, Purchaser agrees to reasonably cooperate with Seller, including permitting any on-site inspection of the Property that the applicable insurer may require with respect to processing the claim. The provisions of this Section 9.1(d) shall survive Closing and the delivery of the Deed and shall not be deemed merged with the Deed or any instrument of conveyance delivered at Closing.

9.2 Condemnation. If, prior to Closing, a condemnation or eminent domain proceeding (“Taking”) is commenced against the Property, Seller will give Purchaser notice within ten (10) days after Seller receives notice that the proceeding has commenced.

(a) If the Taking is a Material Taking (as hereinafter defined), Purchaser may, by written notice to Seller (“Taking Notice”) elect to terminate this Agreement, which Taking Notice shall be sent no later than thirty (30) days after receipt of Seller’s notice, time being of the essence, or such sooner period of time if Closing is less than thirty (30) days after receipt of Seller’s notice. For purposes of this Agreement, a “Material Taking” shall be a Taking which (i) causes a material reduction in size of the Property or materially interferes with the planned use and operation of the Property, (ii) materially affects the ingress and egress to or from the Property; (iii) materially affects the number of parking spaces at the Property and such reduction in parking spaces would violate the applicable zoning code affecting the Property; or (iv) permits a Required Tenant to terminate its Lease and such termination right is not waived by the Required Tenant.

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(b) If the Taking is not a Material Taking or if it is a Material Taking and Purchaser does not give Seller a Taking Notice in accordance with Section 9.2(a), Purchaser will complete the transaction contemplated hereby without abatement or reduction in the Purchase Price, and Seller shall assign to Purchaser all rights, if any, to receive the award payable as a result of such proceeding.

ARTICLE X

OPERATION OF THE PROPERTY

10.1 Operations. From the Effective Date through the Closing Date, Seller will continue to operate and maintain the Property substantially consistent with its standards of operation and maintenance prevailing immediately prior to the Effective Date.

10.2 Tenant Defaults. It is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Property or any part thereof by any tenant or tenants or subtenant or subtenants now or hereafter in possession. Following the Effective Date, Seller will not institute any proceedings against an existing tenant without Purchaser’s prior approval which approval shall not be unreasonably withheld, conditioned or delayed. Seller may not institute a proceeding for delinquent rent without Purchaser’s consent after the Closing Date; provided, however, Purchaser agrees to use good faith efforts for a period of six (6) months after the Closing to collect any delinquent rent owed to Seller. Purchaser will be deemed to have approved commencement of proceedings if Purchaser fails to respond within three (3) Business Days after Purchaser receives written notice of Seller’s intent to commence proceedings. Seller reserves, and shall have the right to continue, any pending proceeding(s) against any tenant now or previously in possession of the Property, and to commence and continue any proceeding(s) against any prior tenant of the Property. The provisions of this Section 10.2 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

10.3 New Service Agreements. Seller will not enter into new service agreements or amend existing Service Agreements (collectively, “New Service Agreements”) with respect to the Property without first obtaining Purchaser’s consent, unless the agreement is a New Service Agreement terminable upon not more than thirty (30) days’ prior notice without payment of a fee or penalty (or, if a fee or penalty is required to be paid, Seller shall pay same). When requested under this Section 10.3, Purchaser’s consent shall not be unreasonably conditioned, withheld, or delayed. Purchaser will be deemed to have consented to any proposed New Service Agreement for which Purchaser has consent rights hereunder unless Seller receives written notice from Purchaser, specifically setting forth the areas of objection within three (3) Business Days following receipt by Purchaser of the proposed New Service Agreement which Seller shall have sent via electronic mail to Navin Srinivasan (nsrinivasan@phillipsedison.com), Kevin Lees (klees@philisedison.com), and Bryce Dukeshire (bdukeshire@phillipsedison.com). Seller will deliver to Purchaser a copy of each New Service Agreement within two (2) Business Days after its execution.

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10.4 Intentionally Omitted.

10.5 New Leases. Upon the Effective Date, Seller will not enter into New Leases with respect to the Property without first obtaining Purchaser’s consent, which consent may be withheld at Purchaser’s sole discretion. Purchaser will be deemed to have consented to any proposed New Lease unless Seller receives written notice from Purchaser, specifically setting forth the areas of objection within three (3) Business Days following receipt by Purchaser of the proposed New Lease which Seller shall have sent via electronic mail to Navin Srinivasan (nsrinivasan@phillipsedison.com), Kevin Lees (klees@philisedison.com), and Bryce Dukeshire (bdukeshire@phillipsedison.com). Notwithstanding the foregoing, Purchaser’s consent shall not be required for any modification or termination of any Lease if Seller is required to enter into such modification or termination as a result of the tenant’s exercise of an option or other right under such Lease.

10.6 Intentionally Omitted.

10.7 Purchaser Assumes Costs. Subject to Section 10.8, upon Closing, Purchaser will assume all liability for, and shall thereafter pay, all amounts (including tenant concessions and tenant improvement costs and leasing commissions or fees): (i) due under or in connection with, any and all New Service Agreements and New Leases; and (ii) that become payable on or after the Closing Date in connection with any and all existing Leases and Service Agreements (notwithstanding the fact that such amounts under clauses (i) and (ii) may have been ascertainable prior to the Closing Date). Other than as expressly provided in Section 10.8, Purchaser will not receive a credit for any free rent under any Leases or New Leases. Purchaser’s obligations under this Section 10.7 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

10.8 Seller Leasing Costs. Seller shall give Purchaser a credit for the portions of the amounts set forth on Schedule 10.8 that remain outstanding as of the Closing Date with respect to leasing and brokerage commissions, outstanding tenant improvement allowances, rent abatements and other leasing costs provided for under the existing Leases as of the Effective Date (collectively, the “Seller Leasing Costs”).

10.9 Subordination, Non-Disturbance and Attornment Agreements. In the event that Purchaser’s lender, if any, requests Purchaser to provide any subordination, non-disturbance and attornment agreements (each, an “SNDA”) from tenants under any of the Leases, Purchaser shall provide to Seller copies of such requested SNDAs. Seller shall give notice (in the manner specified by Purchaser which shall be the manner required by the applicable tenant’s Lease) to the tenants requesting that such tenant execute and deliver to Seller an SNDA on the form provided by Purchaser to Seller, if applicable, it being specifically understood and agreed that Seller shall not be responsible to obtain or to negotiate any such SNDA and that obtaining an SNDA from any Tenant is not a condition to the Closing, Seller’s sole obligation being to give the aforesaid notice to the tenants. Seller shall permit the Purchaser and its counsel to negotiate reasonably and in good faith (which shall include without limitation, accepting an SNDA in the form attached to, or described in, such tenant’s lease, if applicable), at Purchaser’s sole cost and expense, the terms of any SNDA agreements with the tenants or their authorized representatives; provided, that Seller shall be copied on any such written communication and shall be entitled to have a representative present during any telephonic or in-person meetings with tenants.

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10.10 Five Guys Termination Option. Pursuant to that certain lease agreement between Seller, successor-in-interest to SUMMIT MANCHESTER INVESTORS, L.L.C., a Missouri limited liability company, as landlord, and Five Guys Properties, LLC, a Delaware limited liability company (“Five Guys”), as tenant, dated July 20, 2009 (the “Five Guys Lease”), Five Guys has the option to terminate the Five Guys Lease by delivering a termination notice to Seller (“Termination Notice”) not later than August 31, 2024 (“Termination Deadline Date”). Such a termination could result in a reduction of the revenue Purchaser will collect from the Property and Purchaser incurring expenses to relet the space occupied by Five Guys. At Closing, Seller shall deposit TWO HUNDRED ELEVEN THOUSAND ONE HUNDRED SIXTY-SIX and 60/100 Dollars ($211,166.60) in escrow with the Escrow Agent, which funds shall be held and disbursed in accordance with the terms set forth in a holdback escrow agreement entered into by and among Seller, Purchaser, and Escrow Agent, substantially in the form attached hereto as Exhibit P (the “Holdback Escrow Agreement”).

ARTICLE XI

CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS

11.1 General. Other than Seller’s legal fees, the cost of recording any instruments required to discharge any liens or encumbrances against the Property required to be discharged by Seller at Closing, half of the closing escrow charges from Escrow Agent, expenses Seller might incur in connection with its election to remove objections to title, payments made to the Broker as and to the extent provided in Section 15.4 of this Agreement, and any apportionment to be made pursuant to this Article XI, Purchaser shall pay all costs and expenses of this transaction including sales, use, gross receipts or similar taxes, title search and examination costs and charges, title premiums and fees, Survey costs, half of the closing escrow charges from Escrow Agent, costs and expenses for or in connection with any loan obtained by Purchaser in connection with the purchase of the Property or otherwise (including any intangibles, documentary and other taxes and the cost of any lender’s title insurance policy), and all other expenses in connection with Closing. Purchaser understands, acknowledges and agrees that the Purchase Price is absolutely net to Seller except as provided in this Section 11.1. The provisions of this Section 11.1 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

11.2 Prorations. The following are to be apportioned between Purchaser and Seller as of 12:01 a.m. on the Closing Date (provided, however, that in the event that any of the Leases covering all or part of the Property provide that the tenants or subtenants thereunder are responsible for direct payment of any of the expenses, such expenses shall not be apportioned as between Seller and Purchaser):

(a) Property taxes in accordance with the practice prevailing in the city, county and state where the Property is located;

(b) Rents if, as and when collected, including base rents, escalations, additional rent and percentage rent (“Rents”) as further described below;

(c) Water, sewer, gas, electric, vault and fuel charges, if any;

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(d) Operating expenses for the Property, including sums due or already paid pursuant to any Service Agreements (excluding any prepaid or upfront monies paid to Seller under any Service Agreements) that are assigned to Purchaser;

(e) Amounts paid pursuant to all transferable licenses and permits, on the basis of the fiscal year for which levied;

(f) Assessments but only for the annual installment for the fiscal year in which Closing occurs; and

(g) Any rollback taxes or subsequent assessments due to change in use or ownership shall be paid by Purchaser.

Notwithstanding anything contained herein, any real estate tax refunds or rebates which apply to periods before the Closing Date shall remain the property of Seller, and Seller shall have the right to file and pursue any appeals attributable to Seller’s period of ownership of the Property (including any appeal of taxes for the year in which Closing occurs) with respect to tax assessments for the Property. Purchaser shall cooperate with Seller in connection with any such appeal. If Seller is successful in any such tax appeal related to the calendar year in which Closing occurs, Purchaser and Seller shall share in the cost of such appeal and rebates or refunds in the same proportion as the proration of real estate taxes set forth on the Seller Closing Statement executed by Seller and the Purchaser Closing Statement executed by Purchaser at Closing; provided, however, Purchaser shall only be required to share in the costs of any such appeal if the appeal results in an actual reduction or cost savings and to the extent that the savings exceed the cost of such appeal. Seller will also calculate and apply to the Property’s tenants’ accounts credits and charges if and where applicable. Seller will provide copies of this calculation, along with copies of the billings, to Purchaser, along with any balance due to Purchaser. If Purchaser is successful in any such tax appeal attributable to Seller’s period of ownership of the Property, Purchaser and Seller shall share in the cost of any such appeal and rebates or refunds in the same proportion as the proration of the real estate taxes set forth on the Seller Closing Statement executed by Seller and the Purchaser Closing Statement executed by Purchaser at Closing; provided, however, Seller shall only be required to share in the costs of any such appeal if the appeal results in an actual reduction or cost savings and to the extent that the savings exceed the cost of such appeal. Purchaser will also calculate and apply credits and charges to tenant’s accounts, where applicable. Purchaser will provide copies of this calculation, along with copies of the billings, to Seller, together with any balance due to Seller.

(h) The provisions of this Section 11.2 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at the Closing.

11.3 Rents. (a) Purchaser will receive a credit for all prepaid Rents, if any, paid by any tenants. Rents under the Leases will be adjusted and pro-rated on an “if, as, and when collected” basis. If, on the Closing Date, there are any unpaid rents for the month of Closing or past due Rents owed by any tenant for any prior period, Rents collected by Purchaser after the Closing Date from such tenants will be applied: first, to amounts due Purchaser for periods following the month in which Closing occurred, provided that Purchaser shall not accept amounts from tenants more than sixty (60) days in advance of the date upon which such amounts are due; second, to the month of Closing; third, to Seller for periods prior to the month in which the Closing occurred. The party receiving such amount shall pay to the other party the portion to which it is entitled, within ten (10) Business Days of its receipt of same.

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(b) Supplementing subsection (a) above, additional or escalation rent based upon (x) a percentage of sales or (y) tenant’s share of real estate taxes, operating expenses, labor costs, costs of living indices or porter’s wages (collectively, “Overage Rent”) shall be adjusted and pro-rated on an “if, as and when collected” basis. Overage Rent shall be determined in accordance with the Leases, including without limitation any Lease provisions that provide for the adjustment of Overage Rent based on occupancy changes (i.e., “gross-up” provisions). In addition, to the extent that a Lease provides for base year amounts for operating expenses or taxes, such base year amounts shall be prorated in determining Overage Rent with respect to such Lease. In order to enable Purchaser to make any year-end reconciliations of tenant reimbursements of Overage Rent for 2024, at least five (5) Business Days prior to the Closing Date, Seller shall provide Purchaser with a reconciliation statement for calendar year 2024 through the end of the calendar month preceding the Closing Date, with all necessary supporting documentation, as to the Overage Rent paid by the tenants to Seller for calendar year 2024. Such reconciliation statement shall indicate any difference between the Overage Rent paid by the tenants (based on Seller’s annual 2024 budget for real estate taxes and operating expenses) and the amount that should have been paid by the tenants through the Closing Date (based on the actual expenses covering such time period). On or before April 1, 2025 (or such earlier time as may be required under the Leases), Purchaser shall deliver to Seller a reconciliation statement, with all necessary supporting documentation (“Purchaser’s Reconciliation Statement”) setting forth (i) the actual Overage Rent for 2024, (ii) the Overage Rent paid by the tenants for calendar year 2024 (“Actual Tenant Reimbursements”) and (iii) a calculation of the difference, if any, between the two (i.e., establishing that Overage Rent was either more or less than or equal to Actual Tenant Reimbursements). Any amount due to Purchaser (in the event Purchaser’s Reconciliation Statement shows Seller collected Overage Rent for 2024 in excess of the Overage Rent due from such tenants for Seller’s period of ownership in 2024, such amount shall be paid by Seller to Purchaser within thirty (30) days after the delivery of Purchaser’s Reconciliation Statement to Seller. Any amount due to Seller pursuant to the foregoing calculation (in the event the Overage Rent collected by Seller for 2024 is less than the Overage Rent due from such tenants for Seller’s period of ownership in 2024) such unpaid amounts shall be included by Purchaser in its normal billing to the tenants and Purchaser shall pursue the collection thereof in good faith for a period of six (6) months after the delivery of Purchaser’s Reconciliation Statement to Seller (but Purchaser shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from tenants of Overage Rent relating to any period prior to the Closing Date). To the extent that Purchaser collects any shortfall from the tenants then it shall promptly remit the same to Seller. If Purchaser is paid any such amount by Seller, Purchaser thereafter shall be obligated to promptly remit the applicable portion to the particular tenants entitled thereto, if any. Purchaser shall indemnify, defend, and hold Seller harmless from and against any losses, costs, claims, damages, and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from Purchaser’s failure to remit any amounts actually received from Seller to tenants in accordance with the provisions hereof. Notwithstanding the foregoing, there shall be no proration at the Closing of any such Overage Rent that are delinquent or unpaid as of Closing. Rather, until the date that is six (6) months after the Closing, Purchaser shall include such delinquencies (or unpaid amounts) in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Purchaser shall not be required to litigate or declare a default under any Lease or pursue any other action or remedy in connection with the recovery from tenants of Overage Rent relating to any period prior to the Closing Date, Purchaser being required merely to include Seller’s billing statements to the applicable tenant).

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(c) The provisions of this Section 11.3 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

11.4 Costs Incurred Under New Leases. At Closing, Seller shall receive a credit from Purchaser in the aggregate amount of all amounts (including tenant concessions and tenant improvement costs, tenant relocation costs, landlord work costs, and leasing commissions and fees) incurred by Seller prior to Closing under or in connection with any New Leases and any applicable commission agreement, including any legal fees and costs incurred by Seller in connection with the negotiation of any New Lease and any applicable commission agreement.

11.5 Security Deposits. All security or similar deposits made by any of the tenants of the Property now held by Seller, as shown on Exhibit B-1, or hereafter received by Seller prior to Closing, will be turned over or credited to Purchaser at Closing, less any portions thereof that have been applied in accordance with the applicable Lease. If Seller is holding any security deposits in the form of letters of credit, Purchaser will not receive a credit for such security deposits. Purchaser will indemnify and hold Seller harmless and free from any liability with respect to security deposits turned over or credited to Purchaser and such hold harmless will include any security deposits in the form of letters of credit which are transferred to or re-issued in the name of Purchaser. Seller shall reasonably cooperate with Purchaser to cause security deposits that are in the form of a letter of credit or other instrument to be transferred to or re-issued in the name of Purchaser, provided that Purchaser shall be responsible for payment of any transfer fees that may be required by the banking or other institution issuing such letter of credit, and, until such transfer or re-issuance, Seller shall, as Purchaser’s agent and at its direction, draw on any letter of credit in accordance with the applicable Lease and deliver the proceeds to Purchaser. In the event Purchaser makes such a direction, and Seller effects a draw on the letter of credit and delivers the applicable proceeds to Purchaser, Purchaser agrees to indemnify, defend, and hold Seller harmless from any claims arising therefrom, including any assertion by a tenant that such draw was wrongful or a breach of the applicable Lease, which indemnification shall be inclusive of reasonable attorneys’ fees, expenses and disbursements. Any out-of-pocket expense incurred by Seller in such cooperation shall be promptly reimbursed by Purchaser. The provisions of this Section 11.5 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

11.6 Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under this Article, including calendar year Overage Rent reconciliations, if any, then Purchaser and Seller agree, provided a specific request therefor is made within six (6) months of the Closing Date, to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after Closing. Payments in connection with the final adjustment will be due within ten (10) Business Days of notice. Purchaser and Seller agree to cooperate and to use commercially reasonable efforts to complete such adjustments not more than sixty (60) days after Closing. In

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addition, if any obvious error in either the calculations or amount of final figures used in a closing adjustment is discovered within sixty (60) days after Closing, Purchaser and Seller agree to correct such error promptly upon notice from the other party and to use commercially reasonable efforts to complete such adjustment within such sixty (60) day period after Closing. This Section 11.6 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

11.7 Actual Number of Days. All pro-rations and/or adjustments provided for in this Agreement will be made based on the actual number of days in the month, unless specifically stated otherwise.

ARTICLE XII

DEFAULT

12.1 Default by Purchaser. IF PURCHASER FAILS TO CONSUMMATE THIS AGREEMENT FOR ANY REASON OTHER THAN SELLER’S DEFAULT OR THE PERMITTED TERMINATION OF THIS AGREEMENT BY EITHER SELLER OR PURCHASER AS PROVIDED FOR IN THIS AGREEMENT, SELLER WILL BE ENTITLED, AS ITS SOLE REMEDY, TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT. IT IS AGREED BETWEEN SELLER AND PURCHASER THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN, AND THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE THEREOF. NOTWITHSTANDING THE FOREGOING, SELLER SHALL RETAIN ALL ITS RIGHTS PURSUANT TO THIS AGREEMENT, AT LAW AND/OR IN EQUITY, AND NOTHING CONTAINED IN THIS SECTION 12.1, WILL LIMIT THE LIABILITY OF PURCHASER UNDER (I) ANY INDEMNITY PROVIDED BY PURCHASER UNDER THIS AGREEMENT; (II) ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED TO SELLER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (III) ANY ACTIONS COMMENCED AFTER CLOSING WITH RESPECT TO ANY OBLIGATION OR REPRESENTATION OF PURCHASER, WHICH BY THE TERMS OF THIS AGREEMENT SURVIVES CLOSING, INCLUDING BUT NOT LIMITED TO, PROVISIONS REGARDING CONFIDENTIALITY AND PAYMENT OF BROKERAGE FEES.

12.2 Default by Seller. In the event Seller shall refuse or fail to convey the Property as herein provided for any reason other than (i) breach or default by Purchaser under this Agreement, or (ii) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Property, Purchaser’s sole and exclusive remedies will be either to: (a) terminate this Agreement and receive a refund of the Deposit and in the event that Seller’s breach or default under the Agreement is intentional, then Seller shall reimburse Purchaser for its actual and reasonable out-of-pocket costs pursuing this transaction up to $125,000.00, in full consideration of any claims Purchaser may have against Seller or (b) to commence within sixty (60) days of the date Closing was to have occurred and diligently prosecute an action in the nature of specific performance. If an action in the nature of specific performance is not an available remedy as a result of Seller’s transfer of the Property to a bona fide third-party

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purchaser in violation of the terms of this Agreement, then (i) the Deposit will be returned to Purchaser (less the Independent Consideration, which shall be paid to Seller), (ii) Seller shall pay to Purchaser fifty percent (50%) of the amount by which the net cash proceeds received by Seller from the bona fide third-party purchaser exceeds the Purchase Price after the payment of all expenses incurred by Seller to sell the Property, including, without limitation, third-party costs such as attorneys’ fees, brokerage commissions, transfer taxes, and other closing costs, and (iii) Seller shall reimburse Purchaser for its actual, verifiable, and reasonable third-party out-of-pocket costs incurred pursuing the transaction contemplated by this Agreement (“Purchaser’s Transaction Costs”), provided that Seller’s obligation to reimburse Purchaser for Purchaser’s Transaction Costs shall not exceed One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00) in the aggregate, and the parties shall be released from their obligations under this Agreement (except those that expressly survive termination of this Agreement). Under no circumstances will Purchaser have available to it an action at law or otherwise for damages, except as may be expressly set forth in this Agreement.

ARTICLE XIII

REPRESENTATIONS AND WARRANTIES

13.1 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date, provided, however, that subject to the provisions of Section 15.23(b), Purchaser’s remedies in the instance that any of Seller’s Representations are known to be untrue as of the Closing Date, are limited to those set forth in Article XII:

(a) Seller is validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Agreement and is qualified to do business in and is in good standing in the state where the Property is located; and has or at Closing will have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken, as applicable, all corporate or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.

(b) Seller has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and to Seller’s knowledge, no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into or comply with the terms of this Agreement.

(c) This Agreement and the other Closing Documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly executed and delivered by Seller. To Seller’s knowledge, neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which it is bound.

(d) Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”).

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(e) The Leases provided to Purchaser by Seller are the same copies maintained by Seller and relied on by Seller for internal administration purposes and, to Seller’s knowledge, the Leases are true and correct copies of the Leases between Seller and the tenants thereunder, including any and all amendments thereof. The Schedule of Existing Tenants attached hereto as Exhibit B was prepared for Seller by Seller’s third-party manager of the Property, and, to Seller’s knowledge, lists all Leases as of the Effective Date, and is the schedule of Leases maintained by Seller and relied on by Seller for internal administration purposes. To Seller’s knowledge, (i) all of the Leases with respect to the Property are in full force and effect, (ii) neither Seller nor any tenant is in monetary default or has given written notice of any existing material non-monetary default under any of the Leases affecting the Property which remains uncured, (iii) during the period of Seller’s ownership, Seller has not entered into any oral side agreements with any tenant that would be binding on the Property and that have not been reduced to a writing or set forth in the Leases, (iv) Schedule 10.8 includes all Seller Leasing Costs for the existing term of the Leases, and (v) there are no unpaid Leasing Costs owed by Seller as of the Effective Date under the Leases, except as set forth on Schedule 10.8. Upon delivery to Purchaser of the Required Tenant Estoppel Certificates required hereunder, the representations made in this Section 13.1(e) shall no longer be of any force or effect and the Required Tenant Estoppel Certificates shall control, and Seller shall have no liability with respect to the representation made hereunder as it applies to such delivered Required Tenant Estoppel Certificates.

(f) To Seller’s knowledge, Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any zoning ordinance, land use law or building code with respect to the Property, which violation or alleged violation has not been corrected.

(g) To Seller’s knowledge, Seller has received no written notice from any governmental body or agency of any pending or threatened condemnation proceeding against the Property or any formal notice of condemnation with respect to the Property.

(h) To Seller’s knowledge, Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any applicable law with respect to Hazardous Materials on the Property.

(i) Seller (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(j) No pending or, to Seller’s knowledge, threatened (in writing) litigation against Seller involving the Property exists which if determined adversely would restrain or otherwise adversely affect the consummation of the transaction contemplated by this Agreement or would declare illegal, invalid or non-binding any of Seller’s obligations or covenants to Purchaser under this Agreement.

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(k) To Seller’s knowledge, the Service Agreements provided to Purchaser by Seller are true and correct copies of the Service Agreements relevant to the Property, including any and all amendments thereof.

(l) There are no employees who are employed by Seller or engaged by Seller in the operation, management or maintenance of the Property whose employment will continue as an obligation of Purchaser after Closing. On and after Closing, there will be no obligations concerning any pre-Closing employees or any property manager of Seller, nor will there be any property management agreement which will be binding on Purchaser or the Property.

(m) Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) to Seller’s knowledge, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) to Seller’s knowledge, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, or (v) made an offer of settlement, extension or composition to its creditors generally.

(n) There is no ongoing work by any contractors ordered by, through or under Seller, that may give rise to a lien against the Property that will not be paid in full by Seller at or before Closing.

13.2 Definition of Seller’s Knowledge. Any representation and/or warranty made “to Seller’s knowledge” will not be deemed to imply any duty of inquiry. For purposes of this Agreement, the term Seller’s “knowledge” means the actual knowledge of the Designated Representative of Seller, without taking into account any constructive or imputed knowledge, and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representative any individual personal liability. As used herein, the term “Designated Representative of Seller” refers to Brian Wallick, whom, Seller hereby represents is the individual most likely to possess the knowledge regarding the ownership, maintenance and management of the Property to make the representations and warranties set forth herein.

13.3 Purchaser’s Representations and Warranties. For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

(a) Purchaser is an Ohio limited liability company, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Agreement and is qualified to do business in and is in good standing in the state where the Property is located.

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(b) Purchaser, acting through any of its duly empowered and authorized officers or members, has all necessary entity power and authority to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent not obtained of any of Purchaser’s partners, directors, officers or members is required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated by this Agreement.

(c) No pending or, to the knowledge of Purchaser, threatened litigation involving Purchaser or any party having an ownership or controlling interest in Purchaser exists which if determined adversely would restrain or otherwise adversely affect the consummation of the transaction contemplated by this Agreement or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller under this Agreement.

(d) Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller, including Broker (as defined below), in connection with this Agreement and Purchaser’s acquisition of the Property.

(e) Purchaser (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf, or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any portion of the Purchase Price, including the Deposit.

(f) (i) Purchaser is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (ii) the assets of Purchaser do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (iii)(a) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; or (b) transactions by or with Purchaser are not in violation of state statutes applicable to Purchaser regulating investments of and fiduciary obligations with respect to governmental plans.

(g) No natural person owns a 25% or greater interest in Purchaser, directly or indirectly.

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13.4 Seller Survival Period. The representations and warranties made by Seller in Section 13.1 shall survive for the time period(s) set forth in Section 15.23.

13.5 Purchaser Survival Period. The representations and warranties made by Purchaser in Section 13.3 (other than those made in Sections 13.3(e) and (f) which are meant to and shall survive indefinitely) shall survive Closing and delivery of the Deed for a period of six (6) months and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

ARTICLE XIV

ESCROW PROVISIONS

14.1 Escrow Provisions. The Deposit and any other sums (including any interest earned thereon) which the parties agree shall be held in escrow (collectively “Escrow Funds”), shall be held by Escrow Agent, in trust and disposed of only in accordance with the following provisions:

(a) Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement. Escrow Agent shall invest such Escrow Funds in a segregated, interest-bearing money market account at Citibank, N.A., as provided in Section 3.2 and such Escrow Funds shall, unless otherwise expressly set forth herein, be held at such banking institution until disbursed as provided herein, and all such disbursements shall be made to the appropriate payees directly from such banking institution. In the event any interest or other income shall be earned on such Escrow Funds, such interest or other income shall become a part of the Escrow Funds and will be the property of the party entitled to the Deposit pursuant to this Agreement. Purchaser’s and Seller’s Federal Identification Numbers are set forth below.

(b) At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Agreement pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Section 15.6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

(c) In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, gross negligence or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or

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(ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

(d) Notwithstanding the provisions of Section 14.1(b), in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before ten (10) days after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Funds, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in a federal or state court in New York County, New York or, if such courts do not have jurisdiction as to the parties or matters involved, then such court as Escrow Agent shall determine to have jurisdiction thereof.

(e) Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that upon receipt of the Deposit the Escrow Agent shall hold the Escrow Funds in escrow, and shall disburse the Escrow Funds pursuant to the provisions of this Article XIV.

ARTICLE XV

GENERAL PROVISIONS

15.1 No Agreement Lien. In no event will Purchaser have a lien against the Property by reason of any deposits made under this Agreement or expenses incurred in connection therewith and Purchaser waives any right that it might have to so lien the Property.

15.2 Confidentiality. Purchaser acknowledges that the provisions of the form Confidentiality Agreement attached hereto as Exhibit J are incorporated by reference as if fully set forth herein and shall benefit Seller as “Company” thereunder. The terms of such Confidentiality Agreement, incorporated as part of this Agreement by reference to the form attached as Exhibit J shall be in effect through Closing or other termination of this Agreement. In addition to the foregoing, the parties agree that no press release may be issued by Seller or Purchaser disclosing the price or the terms of the sale or the identity of the party not making the disclosure without the mutual consent of the parties.

15.3 Headings; Incorporation. The captions and headings herein are for convenience and reference only and in no way define, describe or limit the scope, content or intent of this Agreement or in any way affect its provisions. The preamble and recitals are incorporated herein and made a part of this Agreement.

15.4 Brokers. Seller and Purchaser agree that CBRE (the “Broker”) was the only broker with whom the parties negotiated in connection with the sale and purchase of the Property. Seller is obligated to pay any and all brokerage commissions payable to the Broker, in accordance with a separate agreement between Seller and the Broker. Seller agrees to indemnify and hold Purchaser harmless from the claims of any other party claiming a commission due it by reason of an agreement with Seller. Purchaser agrees to indemnify and hold Seller harmless from the claims of any other party claiming a commission due it by reason of an agreement with Purchaser. The provisions of this Section will survive Closing and the delivery of the Deed or termination of this Agreement and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

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15.5 Modifications. This Agreement may not be modified in any respect except by an instrument in writing and duly signed by the parties hereto. The parties agree that this Agreement contains all of the terms and conditions of the understanding between the parties hereto and that there are no oral understandings whatsoever between them.

15.6 Notices. Other than as provided in Sections 4.1(e), 10.3, and 10.5, all notices, consents, approvals, acceptances, demands, waivers and other communications (“Notice”) required or permitted hereunder must be in writing and must be sent by (i) electronic mail and (ii) either personal delivery or next day delivery by nationally recognized overnight delivery service that provides evidence of the date of delivery, in any case with all charges prepaid, addressed to the appropriate party at its address listed below. Notwithstanding the foregoing, the party who is entitled to receive any Notice under this Agreement may elect to accept delivery of such Notice by electronic mail only, but the sending party shall not be entitled to forego sending by personal delivery or next day delivery unless the receiving party affirmatively waives such secondary delivery in writing.

To Seller:	T-C Des Peres Corners LLC c/o Nuveen Real Estate 730 Third Avenue, 4th Floor New York, New York 10017 Attention: [Omitted] Email: [Omitted]

With copies to:	[Omitted] c/o Nuveen 730 Third Avenue, 3rd Floor New York, New York 10017 Email: [Omitted]

And Seyfarth Shaw LLP 1075 Peachtree Street Suite 2500 Atlanta, Georgia 30309 Attention: Justice Barber, Esq. Email: jbarber@seyfarth.com

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To Purchaser:	The Phillips Edison Group LLC 11501 Northlake Drive Cincinnati, Ohio 45249 Attention: Navin Srinivasan Email: nsrinivasan@phillipsedison.com

With copies to:

The Phillips Edison Group LLC
11501 Northlake Drive
Cincinnati, Ohio 45249
Attention: Peggy Sullivan
Email: psullivan@phillipsedison.com

And

Sheley, Hall & Williams, P.C.
303 Peachtree St., NE
Suite 4440
Atlanta, GA 30308

Attention: Ryan Metzler
Email: RMetzler@sheleyhall.com

All Notices given in accordance with this Section will be deemed to have been received on the date delivered if by personal delivery or electronic mail or one (1) Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery, or on the date delivery is refused, as indicated on the return receipt or the delivery records of the delivery service, as applicable. Notices given by counsel to a party in accordance with the above shall be deemed given by such party.

15.7 Assignment. Purchaser will not assign this Agreement or its rights hereunder without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, and any attempted assignment or transfer without Seller’s consent will be null and void ab initio and of no force and effect. The foregoing notwithstanding, provided that Purchaser is in compliance with the conditions hereinafter set forth, Purchaser shall have the right to assign this Agreement, without Seller’s consent, provided (a) the assignment is effective on or before the Closing Date, (b) the assignment is to one Affiliated Entity (as defined below) created by Purchaser for the purpose of purchasing the Property, (c) the assignment is on the form attached hereto as Exhibit O and includes all of Purchaser’s right, title and interest in and to the Deposit, and provides for the assumption, for the benefit of Seller as a third-party beneficiary, of all of Purchaser’s obligations under this Agreement, (d) that such assignee has assumed any and all obligations and liabilities of Purchaser under this Agreement, but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder, and (e) Purchaser provides Seller, at least seven (7) Business Days’ prior to Closing, with written notice of such assignment and executed counterparts of all documents evidencing or otherwise executed in connection with such assignment. An “Affiliated Entity” shall mean an entity controlling, controlled by or under common control with the Purchaser named herein. Any assignment which fails to meet the criteria of this Section 15.7 or to which Seller has not otherwise consented shall be null and void ab initio and of no force and effect.

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15.8 Further Assurances. Purchaser and Seller hereby agree to complete, execute and deliver to the appropriate governmental authorities any returns, affidavits or other instruments that may be required with respect to any transfer, gains, sales, stamps and similar taxes, if any, arising out of this transaction. The terms of this Section shall survive the Closing or any termination of this Agreement for a period of six (6) months.

15.9 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State or Commonwealth where the Property is located without reference to such State’s conflicts of law principles.

15.10 Offer Only. This Agreement will not constitute a binding agreement by and between the parties hereto until such time as this Agreement has been duly executed and delivered by each such party, the Deposit is deposited with the Escrow Agent in accordance with this Agreement and the Independent Consideration is paid to Seller in accordance with this Agreement.

15.11 Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that for a period of six (6) months following Closing, Purchaser shall maintain and Seller shall have, upon reasonable prior notice to Purchaser, reasonable access to copies of materials that relate to a dispute between Seller and a third party, including, a tenant of the Property, with respect to Seller’s period of ownership thereof. In addition, all files at the Property that relate to tenants who have vacated their units at the Property prior to Closing (collectively, the “Former Tenant Lease Files”), together with any and all rights, defenses, causes of action and claims relating thereto, shall remain the property of Seller. The Former Tenant Lease Files may be removed from the Property by Seller on or prior to Closing.

15.12 E-mail or PDF Signatures. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement with the same effect as if the parties had signed the same signature page. Counterparts may be delivered via electronic mail that includes a pdf signature or an electronic signature complying with the U.S. federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et seq., (ESIGN Act of 2000) (e.g., via www.docusign.com or other similar electronic signature transmission and confirmation method). Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. None of the parties executing this Agreement shall raise the use of electronic methods as a means of signing this Agreement or the use of e-mail as a means of delivering a signature to this Agreement or any amendment hereto as a defense to the formation or enforceability of a contract, and each such party hereby forever waives any such defense. Delivery of the execution original of this Agreement or any e-mail signature or PDF thereof may be given on behalf of a party by the attorney of such party.

15.13 Severability. If any portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement will not be affected thereby and will remain in force and effect to the fullest extent permissible by law.

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15.14 No Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Purchaser or Seller under this Agreement will be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Purchaser or Seller to or of any act by the other party requiring the consent or approval of the first party will not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.

15.15 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.

15.16 Limitation of Liability. If Purchaser becomes aware after Closing of any breach and/or violation of any of Seller’s Representations or of any other matter for which Seller would or could become liable to Purchaser, whether hereunder or under any Closing Document, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of Seller’s Representations or to enforce any other claims for liability against Seller and, notwithstanding any provision to the contrary contained herein or in any document executed by Seller pursuant hereto or in connection herewith, in no event shall Seller be liable for any special, consequential, speculative, punitive or similar damages, nor shall Seller’s liability in any such event or events exceed in the aggregate two percent (2%) of the Purchase Price (“Seller’s Maximum Liability”) and no claim by Purchaser may be made and Seller shall not be liable for any judgment in any action based upon any such claim unless and until Purchaser’s claims are for an aggregate amount in excess of $75,000.00 (the “Floor”), in which event Seller’s liability respecting any final judgment concerning such claim(s) shall be for the entire amount thereof, subject to Seller’s Maximum Liability. The amount of Seller’s Maximum Liability shall be inclusive of attorneys’ fees, expenses and disbursements and ancillary court and experts’ costs and fees. Further, in connection with any action alleging a breach of any warranty of title in the Deed to which title insurance applies, Purchaser agrees that it shall in good faith pursue the Title Company under the Title Policy prior to bringing an action against Seller (and in such event, any limitation period applicable specifically to such breach of warranty claim shall be extended for the period of time during which Purchaser pursues such recovery against the Title Company). The limitation as to Seller’s liability in this Section 15.16 does not apply to (i) Seller’s liability with respect to pro-rations and adjustments under Article XI, or (ii) Seller’s fraud or intentional misrepresentation in Seller’s Representations. The provisions of this Section 15.16 shall survive Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing. In order to assure Seller’s performance under this Agreement for any and all obligations, representations, warranties, indemnities, and covenants that survive Closing, if the Closing occurs, Seller covenants that it will retain a tangible net worth of no less than Seller’s Maximum Liability, which Purchaser acknowledges and agrees may be satisfied by Seller maintaining cash and/or securities and/or being the holder of a demand note or the beneficiary of a reimbursement obligation from Seller’s direct or indirect owner(s), for a period commencing on the Closing Date and ending six (6) months after the Closing Date.

15.17 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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15.18 Successors and Assigns. Subject to the limitations set forth elsewhere in this Agreement, each and all of the provisions of this Agreement will inure to the benefit of and will be binding upon the successors-in-interest and permitted assigns of the parties hereto. As used in the foregoing, “successors” refers to the successors to all or substantially all of the assets of the parties hereto and to their successors by merger or consolidation.

15.19 No Partnership or Joint Venture. Seller or Purchaser will not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Purchaser and Seller.

15.20 No Recordation. Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser further agrees (a) not to file any notice of pendency, lis pendens or other instrument (other than a judgment) against the Property or any portion thereof, and (b) to be responsible for and to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser of any such notice of pendency, lis pendens or other instrument. If Purchaser fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Property. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed of record and Purchaser shall cover all costs and fees associated therewith. If Purchaser or any agent, broker or counsel acting for Purchaser shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a default of this Agreement on the part of the Purchaser. The provisions of this Section 15.20 shall survive any termination of this Agreement.

15.21 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a) Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b) Seller and Purchaser shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

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The provisions of this Section 15.21 will survive the Closing and the delivery of the Deed and shall not be deemed merged into the Deed or any instrument of conveyance delivered at the Closing.

15.22 Section 1031 Exchanges. Purchaser and Seller agree that, at either Purchaser’s or Seller’s sole election, this transaction may be structured as an exchange of like-kind properties under Section 1031 of the Code, and the regulations and proposed regulations thereunder. The parties agree that if either wishes to make such election, it must do so by written notice to the other party at least five (5) Business Days prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated through a qualified intermediary and pursuant to an agreement that is mutually acceptable to Purchaser and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all liability, costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claim, damages, expenses (including reasonable attorneys’ fees, expenses and disbursements), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. In no event shall any party be required to take record title to any property other than the Property in connection with such transaction, nor shall the non-electing party be required to take an assignment of the purchase agreement for the replacement property. Seller shall not by any agreement or acquiescence to an exchange have its rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Purchaser that the exchange in fact complies with the Code.

15.23 Seller Survival Period. (a) Seller’s covenants, agreements, indemnities, warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement (except for those set forth in Sections 13.1(d), 13.1(i), 15.16, 15.21 and this Section 15.23 which are meant to and shall survive indefinitely) and in any Closing Document (except as may be expressly provided in any Closing Document) shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending six (6) months after the Closing Date or, if another period of time is specified, such other period of time (as applicable, the “Survival Period”). It is expressly agreed that any action, suit or proceeding with respect to the truth, accuracy or completeness of all representations and warranties in this Agreement or the breach of any covenant or agreement in this Agreement or in any Closing Document (except as set forth above), shall be commenced, if at all, on or before the end of the Survival Period (time being of the essence) and, if not commenced on or before such date, thereafter will be void and of no force or effect. Purchaser shall provide written notice to Seller prior to the expiration of the Survival Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable period of time so long as a cure has been commenced and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequences thereof, which must be commenced, if at all, within the Survival Period; provided, however, that if within the Survival Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such

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cure effort, Purchaser shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Survival Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver(s) and release(s) set forth in Sections 1.6 and 1.7 shall apply fully to liabilities under such covenants, indemnities, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.

(b) Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of its representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement, or (ii) as to any matters disclosed in accordance with this Section 15.23(b) following the Effective Date, other than those matters set forth in Section 15.23(c), to terminate this Agreement.

(c) In the event that following the Effective Date, Seller receives notice of a violation of or a failure of the Property to comply with any law, rule, ordinance or regulation, including any matter relating to the fire, life and/or safety systems located at the Property, (A) Seller shall promptly give Purchaser notice of same, (B) Purchaser (i) shall (notwithstanding any provision to the contrary in Section 15.23(b) or elsewhere in this Agreement) not be entitled to terminate this Agreement, (ii) shall not be entitled to claim a default under this Agreement and (iii) shall be obligated to consummate the Closing without receiving a credit towards the Purchase Price as a result of such violation or failure, and (C) Seller’s Representations shall be deemed modified to reflect such violation or failure.

(d) The provisions of this Section 15.23 will survive Closing and the delivery of the Deed or termination of this Agreement and shall not be deemed merged into the Deed or any instrument of conveyance delivered at Closing.

15.24 Calculation of Time Periods. Unless otherwise specified in this Agreement, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the next day which is a Business Day.

15.25 Cyber Security Incidents. In the event that any of Escrow Agent, Seller, or Purchaser experiences a Cyber Security Incident (defined below) on or prior to the Closing Date, such affected party shall promptly, and in any event not less than two (2) Business Days after the incident, notify each other party to this Agreement of such Cyber Security Incident. In the event that (I) a bank or other financial institution holding funds that are to be used in the transaction

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contemplated by this Agreement (a “Bank”) experiences a Cyber Security Incident, the party that is responsible for directing the disbursement of such funds from the Bank shall be entitled to deliver notice hereunder as if such party were directly affected by the Cyber Security Incident within two (2) Business Days after such party learns of the Cyber Security Incident or (II) the county recorder or such other government office where any of the Closing Documents are to be recorded experiences a Cyber Security Incident, any party to this Agreement shall be entitled to deliver notice hereunder as if such party were directly affected by the Cyber Security Incident within two (2) Business Days after such party learns of the Cyber Security Incident. Following the delivery of any such notice, each of Seller and Purchaser shall have the right to extend the Closing Date until the earlier of (A) the date that is three (3) Business Days after the parties receive confirmation from the affected (or deemed affected) party that such Cyber Security Incident has been resolved or (B) ten (10) days after delivery of the notice of such Cyber Security Incident. For purposes of this Section 15.25, “Cyber Security Incident” means the (a) loss or disruption of access to, control of, or operation of, or (b) malicious unauthorized destruction, alteration, or disclosure of a System (as defined below) or the data contained within any System. For purposes of this 15.25, “System” means information technology systems, operational technology systems, networks, internet-enabled applications or devices, or equipment, including hardware and software.

15.26 3-14 Audit. Purchaser has informed Seller that Purchaser and/or its auditors will be required to complete, with respect to certain matters relating to the Property, an audit pursuant to Rule 3-14 of Securities and Exchange Commission Regulation S-X (the “3-14 Audit”). In connection with the 3-14 Audit, Seller agrees to reasonably cooperate with Purchaser after Closing, at no cost, expense or liability of any kind to Seller, by providing to Purchaser (a) the operating statements and, to the extent the same are in Seller’s actual possession (and not previously provided to Purchaser), relevant supporting documentation of the Property for (i) the most recent complete calendar year immediately preceding the year in which Closing occurs (i.e., 2023) and (ii) the year in which Closing occurs through June 30, 2024 (the “Audit Period”) and (b) any existing additional financial documentation regarding the operation of the Property for the Audit Period in Seller’s actual possession (and not previously provided to Purchaser) reasonably requested by Purchaser for purposes of completing the 3-14 Audit. Notwithstanding the foregoing, in no event shall the information provided under this Section 15.26 include (A) Seller’s capital structure or debt, (B) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared for Seller’s internal purposes or not directly related to the operation of the Property, (C) Seller’s tax returns, (D) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements) or (E) any financial or other information of any affiliate of Seller or any direct or indirect owner of Seller. Without limiting or reducing any of the aforesaid limitations or restrictions, it is specifically understood and agreed that this Section 15.26 shall not obligate Seller to (I) deliver any proprietary or privileged information or (II) prepare any reports or statements or obtain any reports or statements from third parties. Without limiting any of the foregoing provisions, Purchaser may not use any documentation and information provided pursuant to this Section 15.26 or the results of its review thereof to make or pursue any claim against Seller under the terms of this Agreement. The provisions of this Section 15.26 shall survive Closing for a period of twelve (12) months.

[Signatures follow.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, as of the Effective Date.

SELLER:

T-C DES PERES CORNERS LLC, a Delaware limited liability company

By: /s/ Brian Wallick
Name: Brian Wallick
Title: Authorized Signer

[PURCHASER’S SIGNATURE ON SEPARATE PAGE.]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, as of the Effective Date.

PURCHASER: THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company

By: /s/ Robert F. Myers Name: Robert F. Myers Title: President

[SELLER’S SIGNATURE ON SEPARATE PAGE.]

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AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Funds in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article XIV and Sections 15.21 and 15.25.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Reginald Cunningham Name: Reginald Cunningham Title: Regional Director of Escrow

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SCHEDULE 1

RULES OF CONSTRUCTION

(a) References in this Agreement to numbered Articles and Sections are references to the Articles and Sections of this Agreement. References to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to this Agreement, all of which are incorporated in and constitute a part of this Agreement. Article, Section, Exhibit and Schedule captions are for reference only and do not describe or limit the substance, scope or intent of the individual Articles, Sections, Exhibits or Schedules.

(b) The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation” unless such words or the words “but not limited to” already immediately follow.

(c) The terms “Land”, “Improvements”, “Fixtures and Personal Property” and “Property” are construed as if followed by the phrase “or any part thereof”.

(d) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

(e) The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

(f) The term “provisions” includes terms, covenants, conditions, agreements and requirements. The term “terms” includes provisions, covenants, conditions, agreements and requirements.

(g) The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.

(h) Reference to any specific law or to any document or agreement, includes any future amendments, modifications, supplements and replacements to the law, document or agreement, as the case may be.

(i) No inference or construction in favor of or against a party may be drawn from the fact that the party drafted this Agreement, but shall be construed as if both parties prepared this Agreement.

(j) All obligations, rights, remedies and waivers contained in this Agreement will be construed as being limited only to the extent required to be enforceable under the Law.

(k) The term “Business Day” means any day other than Saturday or Sunday or legal holiday in the State of New York or the State or Commonwealth where the Property is located.

(l) References to any time in this Agreement means Eastern Standard Time, as such time may be adjusted to Eastern Daylight Time.

Schedule 1 - 1

Purchase and Sale Agreement

Des Peres Corners

SCHEDULE 10.8

LEASING COSTS

[Omitted]

Schedule 10.8

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT A

LEGAL DESCRIPTION

Lots A and B of DES PERES CORNERS, a subdivision in St. Louis County, Missouri, according to the plat thereof recorded in Plat Book 356, Page 453 of the St. Louis County Records, LESS AND EXCEPT that part therefrom conveyed to the State of Missouri according to the instrument recorded September 9, 2008 in Book 18025, Page 1520.

Exhibit A - 1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT B

SCHEDULE OF EXISTING TENANTS

[Omitted]

Exhibit B-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT B-1

SCHEDULE OF SECURITY DEPOSITS

[Omitted]

Exhibit B-1-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT C

LIST OF SERVICE AGREEMENTS

[Omitted]

Exhibit C-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT D

FORM OF SPECIAL WARRANTY DEED

Space Above for Recorder’s Use Only

DOCUMENT COVER SHEET

TITLE OF DOCUMENT:	Special Warranty Deed

DATE OF DOCUMENT:	________________, 2024

GRANTOR:

Mailing Address:

GRANTEE:

Mailing Address:

LEGAL DESCRIPTION:	See Exhibit A attached hereto and incorporated herein

Prior Reference:

This cover page is attached solely for the purpose of complying with the requirements stated in §§ 59.310.2; 59.313.2 RSMo 2008 of the Missouri Recording Act. The information provided on this cover page shall not be construed as either modifying or supplementing the substantive provisions of the attached Special Warranty Deed. In the event of a conflict between the provisions of the attached Special Warranty Deed and the provisions of this cover page, the attached Special Warranty Deed shall prevail and control.

Exhibit D-1

Purchase and Sale Agreement

Des Peres Corners

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of __________, 2024, by __________________________________a __________________(“Grantor”), for and in consideration of the sum of TEN DOLLARS AND OTHER VALUABLE CONSIDERATION, and Grantor does by these presents, bargain and sell, convey and confirm unto _______________________________ a ____________________(“Grantee”), its successors and assigns, that certain land situate in the County of St. Louis, City of Des Peres, Missouri and further described on Exhibit A attached hereto and incorporated herein by this reference, together with all rights, privileges, and interests appertaining to the land and any and all improvements and fixtures located on or about the land (the “Property”), subject only to those matters set forth on Exhibit B attached hereto and incorporated herein by this reference (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property aforesaid, with all and singular rights, easements, privileges, appurtenances and immunities thereto belonging or in anywise appearing unto said Grantee, and unto its successors and assigns forever; said Grantor hereby covenanting that it will warrant and defend the title to said Property unto Grantee and unto its successors and assigns forever, against the lawful claims and demands of all persons claiming under Grantor, but none other, subject to the Permitted Exceptions.

[The reminder of this page is intentionally blank.

The signature page follows.]

Exhibit D-2

Purchase and Sale Agreement

Des Peres Corners

IN WITNESS WHEREOF, Grantor has caused these presents to be executed, pursuant to due authority, this _____ day of_______________, 2024.

GRANTOR:

By:______________________________
Name:
Title:

STATE OF _________________ )
) SS.
COUNTY OF _________________ )

On this ____ day of ______________, 2024 before me appeared __________________________________, to me personally known, who, being by me duly sworn, did say that (s)he is the [___________] of [__________________________________, a _________________________], and that said instrument was signed on behalf of said entity voluntarily for its stated purpose. and said individual acknowledged said instrument to be the free act and deed of said [limited liability company].

In Witness Whereof, I have affixed my notarial seal in the State and County above.

Notary Public
Printed Name

My Commission expires: _________________

(Notarial Seal)

Exhibit D-3

Purchase and Sale Agreement

Des Peres Corners

Exhibit A

Legal Description

[INSERT]

Exhibit D-4

Purchase and Sale Agreement

Des Peres Corners

Exhibit B

Permitted Exceptions

1.	Taxes and assessments for the year 2024 and subsequent years, which are not yet due and payable.

2.	Laws and governmental rules, regulations, including all building codes, zoning regulations and ordinances, that affect the Land and its use, operation and maintenance.

3.	Matters that would be shown on a current and accurate survey of the Property.

4.	Rights of tenants in possession, as tenants only, under written leases.

5.	[Insert additional Permitted Exceptions in accordance with Article 8]

Exhibit D-5

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered as of this ____ day of _____, 20__ by and between ____________________, a _______________ with its offices at c/o Nuveen Real Estate, 730 Third Avenue, New York, New York 10017 (“Assignor”), as assignor, and ______________________, a _____________________ with its offices at ________________________ (“Assignee”), as assignee.

W I T N E S S E T H:

WHEREAS, in accordance with that certain Purchase and Sale Agreement dated as of _________________, made by and between Assignor, as seller, and ________________, as purchaser, as assigned by Assignment of Purchase and Sale Agreement, dated as of _________, 20___, made by and between _____________, as assignor, and Assignee, as assignee, and as amended by that certain First Amendment to Purchase and Sale Agreement dated as of _____________, made by and between Assignor and Assignee (collectively, the “Agreement”), Assignor has agreed to convey to Assignee that certain Property located at ________________, as more particularly described on Exhibit A to the Agreement (capitalized terms used in this Assignment and not specifically defined herein will have the meanings ascribed to them in the Agreement); and

WHEREAS, Assignor desires to assign its interests in and Assignee desires to accept the assignment of Assignor’s interest in the Leases and Service Agreements and, to the extent assignable, the Intangible Property on the terms and conditions provided herein including Assignee’s assumption of Assignor’s obligations under the Leases, the Service Agreements and the Intangible Property; and

NOW, THEREFORE, IN CONSIDERATION of the purchase of the Property by Assignee from Assignor, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of the Leases.

Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Leases described on Exhibit A attached hereto and made a part hereof including any security deposits thereunder held by Assignor and any lease guaranties pertaining to the Leases.

Assignee hereby (a) accepts the assignment of all of Assignor’s right, title and interest in and to the Leases, and (b) assumes all of (i) the obligations of Assignor under and arising out of the Leases which are applicable to the period from and after the date hereof and (ii) the obligations of Assignor respecting the security deposits turned over or credited to Assignee, and Assignee will hold Assignor harmless and free from any liability with reference to the security deposits to the extent same are received by or credited to Assignee.

Exhibit E-1

Purchase and Sale Agreement

Des Peres Corners

2. Assignment of the Service Agreements.

Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Service Agreements with the service providers described on Exhibit B attached hereto and made a part thereof.

Assignee hereby (a) accepts the assignment of all of Assignor’s right, title and interest in and to the Service Agreements, and (b) assumes all the obligations of Assignor under and arising out of the Service Agreements which are applicable to the period from and after the date hereof.

3. Assignment of the Intangible Property.

Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Intangible Property, to the extent assignable[, including, without limitation, Seller’s interest, if any, in and to that certain Red Shield Roofing System Limited Warranty issued by Firestone Building Products Company, LLC under Warranty Number RO028202 with a commencement date of June 9, 2009].1

Assignee hereby (a) accepts the assignment of all of Assignor’s right, title and interest in and to the Intangible Property, and (b) assumes all the obligations of Assignor under and arising out of the Intangible Property which are applicable to the period from and after the date hereof.

4. Non-recourse to Assignor.

The assignments and transfers of Assignor made pursuant to this Assignment and Assignee’s acceptance of the same are without any representation (other than the representation of due execution set forth in paragraph 6 hereof) or warranty by Assignor and without any right of recourse against Assignor.

5. Successors and Assigns.

All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

6. Authority.

Assignor and Assignee covenant and represent to each other that they have the power and authority to enter into this Assignment and that the persons duly executing this Assignment on behalf of Assignor and Assignee, respectively, have the requisite power and authority to do so.

7. Governing Law.

This Assignment will be governed by and construed in accordance with the laws of the State in which the Property is located without reference to such State’s conflicts of laws principles.

[1]

Seller confirming vendor-specific transfer requirements, Purchaser to pay any applicable transfer fees. NTD, Purchaser may elect not to assume the roof warranty in which event the bracketed language may be deleted at closing]

Exhibit E-2

Purchase and Sale Agreement

Des Peres Corners

8. Counterparts.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. To facilitate execution of this Assignment, Assignor and Assignee may execute and exchange by e-mail as a portable document format (.pdf) or other electronic imaging, counterparts of the signature pages, which shall be deemed original signatures for all purposes.

[SIGNATURES FOLLOW.]

Exhibit E-3

Purchase and Sale Agreement

Des Peres Corners

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

, a

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Exhibit E-4

Purchase and Sale Agreement

Des Peres Corners

ASSIGNEE:

, a

By:
Name:
Title:

Exhibit E-5

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT F

FIRPTA CERTIFICATE

CERTIFICATE REGARDING FOREIGN INVESTMENT

IN REAL PROPERTY TAX ACT

(ENTITY TRANSFEROR)

Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by T-C DES PERES CORNERS LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies, in the capacity stated below, but not in his or her individual capacity, the following on behalf of Transferor:

1.	Transferor is a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Revenue Code;

2.	The undersigned, ____________, a _________ (“Member”), is, directly and/or indirectly, the owner of all of the equity interests in Transferor;

3.	Member is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

4.	Member is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

5.	Member’s Federal Employer Identification Number is ____________.

6.	Member’s and Transferor’s office address is:

730 Third Avenue

New York, New York 10017

7.	The address or description of the property which is the subject matter of the disposition is:

12332-12360 Manchester Road,

Des Peres, Missouri 63131

Exhibit F-1

Purchase and Sale Agreement

Des Peres Corners

Member understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and, to the best of the knowledge and belief of the undersigned, this certification is true, correct and complete, and the undersigned further declares that the undersigned has the authority to sign this certification on behalf of Transferor.

This certificate may be executed by electronic imaging, which shall be deemed an original signature for all purposes.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

[SIGNATURE FOLLOWS]

Exhibit F-2

Purchase and Sale Agreement

Des Peres Corners

DATED: _____________, 20____

,

By:
Name:
Title:

Exhibit F-3

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT G

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made as of this ____ day of _________, 20____ by T-C DES PERES CORNERS LLC, a Delaware limited liability company (“Seller”), in favor of ________________, a _____________________, whose mailing address is ____________________________ (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller, as seller, and Purchaser, as purchaser entered into that certain Purchase and Sale Agreement dated as of __________, 20__, as assigned by Assignment of Purchase and Sale Agreement, dated as of _______, 20___, made by and between ____, as assignor, and Purchaser, as assignee, and as amended by that certain First Amendment to Purchase and Sale Agreement, dated as of ______, 20, made by and between Seller and Purchaser (collectively, the “Agreement”). Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of Seller’s right, title and interest in and to the Fixtures and Personal Property without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Agreement.

WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).

This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Seller.

This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State or Commonwealth in which the Property is located. This Bill of Sale may be executed by electronic imaging, which shall be deemed an original signature for all purposes.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

[SIGNATURE FOLLOWS]

Exhibit G-1

Purchase and Sale Agreement

Des Peres Corners

SELLER:

T-C DES PERES CORNERS LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit G-2

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT H

OWNER’S AFFIDAVIT

Title Commitment Number NCS-1210580-CHI2 (the “Commitment”)

BEFORE ME, the undersigned, personally appeared _____________________ (the “Affiant”), in the capacity stated below, but not in his/her individual capacity, on behalf of T-C DES PERES CORNERS LLC, a Delaware limited liability company (“Owner”), who first being duly sworn, deposes and says, to the best of Affiant’s knowledge, to _____________________:

1. There has been no work, services or labor performed or material furnished in connection with repairs or improvements on the property by or for Owner prior to the date of this Owner’s Affidavit which remain(s) unpaid; or in the event work has been performed, services rendered, or materials furnished in connection with construction, repair, or improvement on the property described in the Commitment by or for Owner, that all such work performed, services rendered, or materials furnished will be paid by Owner in the ordinary course of business.

2. There are no parties in possession of said property other than the undersigned and the tenants listed on Exhibit “A” attached hereto and made a part hereof.

3. All management fees heretofore accrued, if any, relating to said property, have been or will be paid in the ordinary course of business.

[Signature follows.]

Exhibit H-1

Purchase and Sale Agreement

Des Peres Corners

Dated as of ______ __, 20___

AFFIANT:

T-C DES PERES CORNERS LLC, a Delaware limited liability company

By:
Name:
Title:

[ADD NOTARY ACKNOWLEDGMENT]

Exhibit H-2

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT I

TENANT ESTOPPEL CERTIFICATE

TO:	T-C DES PERES CORNERS LLC (“Landlord”)

c/o Nuveen Real Estate

New York, New York 10017

and:

_____________ (“Purchaser”)

_____________

_____________

and:

Nationwide Life Insurance Company and

Nationwide Life and Annuity Insurance Company (“Purchaser’s Lender”)

One Nationwide Plaza

Columbus, Ohio 43215

Attn: Real Estate Investments 1-05-701

Re:	Property Address: 12332-12360 Manchester Road, Des Peres, MO 63131 (the “Property”)

Lease Date: _____________

Expiration Date: ____________, subject to any renewal rights that may be set forth in the Lease

Between ________________________________________, as landlord

(“Landlord”) and ____________________________________, as tenant

Square Footage Leased: _______________________

Suite No. ____________ (the “Premises”)

Floor: ____________

Tenant’s Pro-Rata Share: ___________

The undersigned tenant (“Tenant”) hereby certifies to Purchaser, Purchaser’s Lender and Landlord, together with their respective successors and assigns, as follows:

1.	Current Base Monthly Rental:

Current Base Monthly Rental
$______________

Exhibit I-1

Purchase and Sale Agreement

Des Peres Corners

Additional Monthly Rental:

Percentage Rent:	%		OF			$ _________
Operating Expenses:	☐	Pro-rata		OR	☐	$ _________
Insurance:	☐	Pro-rata		OR	☐	$ _________
Taxes:	☐	Pro-rata		OR	☐	$ _________
Other Expenses:	☐	Pro-rata		OR	☐	$ _________

Security Deposit Paid (if none, so state):	$	___________
Amount of any remaining Financial Reimbursements (including, without limitation, free rent and rental concessions) owed from Landlord, if any (if none, so state):	$	___________

2. The Lease is presently in full force and effect and is the valid and binding obligation of Tenant. The Lease has not been assigned, amended, extended or modified in any manner nor have the Premises been sublet in whole or in part except as provided for above. Tenant has no present right to cancel or terminate the Lease under the terms thereof or otherwise. There are no side letters or other arrangements relating to the Premises or the real property, except as set forth above.

3. Possession of the Premises was accepted on ____________________, _____, and business is being conducted in the Premises by Tenant on a regular basis.

4. As of the execution date, no uncured default, event of default, or breach by Landlord or Tenant currently exists under the Lease, nor does any state of facts exist which with the passage of time or giving of notice, or both, could constitute a default by Landlord under the Lease. Tenant has made no claim against Landlord alleging Landlord’s default under the Lease that remains uncured. Tenant has no setoffs, credits, claims or defenses to Tenant’s obligation to pay rent or other charges to be paid under the Lease (including, without limitation, common maintenance charges) or to enforcement of the Lease. Tenant has not given Landlord any notice of termination of the Lease.

5. All common areas of the real property of which the Premises are a part, including without limitation, parking areas, sidewalks and landscaping, are in the condition required under the lease and no damage to the Premises exists which has not been repaired to the satisfaction of Tenant.

6. Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification or the subsequent month. Tenant has not made any requests for rent relief or any other concession that have not been repaid in full, either verbally or in writing, to Landlord, nor is it anticipated to need to ask for relief in the next three (3) months, except as follows (identify terms requested. If none, state None): ____________

Exhibit I-2

Purchase and Sale Agreement

Des Peres Corners

7. Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

8. Tenant has received no written notice of Landlord’s prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein.

9. The Lease does not provide for any payments (including, without limitation, rent credits and tenant improvement contributions) by Landlord to Tenant which are presently due and payable, or which are due and payable in the future, except as provided for above.

10. The Lease does not contain, and Tenant has no termination rights, outstanding options or rights of refusal to purchase the Premises or any part of the real property of which the Premises are a part and Tenant has no options to lease additional space, no rights of refusal with respect to leasing additional space, and no renewal options except as follows: ____________________________________________________________________________________________________________

________________________________________________

11. In the event that Purchaser acquires the Property, Tenant agrees it will not consent to any amendment or modification of any of the terms of the Lease, or to the termination thereof by Landlord, without written approval of Purchaser’s Lender. In the event that Purchaser acquires the Property, any modification, amendment or termination of the Lease by Landlord without the prior written consent of Purchaser’s Lender shall not be binding upon Purchaser’s Lender.

12. Tenant agrees it will not pay any rent under the Lease more than one (1) month in advance of its due date.

13. The current address for Tenant for notices to be provided pursuant to the Lease are:

14. In the event Purchaser acquires the Property, Tenant agrees to provide Purchaser’s Lender copies of any and all notices Tenant is required to provide Landlord under the Lease. Such notices shall be sent to Purchaser’s Lender at the following address (or such other address as Lender may designate): Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215, Attn: Real Estate Investments 1-05-701.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

If Tenant is a corporation or other entity, the undersigned signatory is duly appointed officer or other signatory and has the authority to bind the Tenant.

Dated this _____ day of _______, 2024.

Exhibit I-3

Purchase and Sale Agreement

Des Peres Corners

TENANT:

,

By:
Name:

[ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor of the Tenant’s obligations under the Lease pursuant to that certain Guaranty dated __________________ (“Guaranty”), hereby certifies to Purchaser, Lender and Landlord as defined herein that it has no defenses, claims or offsets to enforcement of the Guaranty against the undersigned.

EXECUTED this _____ day of _________________, 2024.

GUARANTOR: _______________________________]

[Note to Form: Include acknowledgment in Estoppel for all leases with a guarantor. Pursuant to Section 4.1(b)(x) of the Purchase and Sale Agreement, it shall not be a requirement that an acceptable Required Tenant Estoppel Certificate be executed by a guarantor.]

Exhibit I-4

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT J

CONFIDENTIALITY AGREEMENT

[Omitted]

Exhibit J-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT K

ACCESS AGREEMENT

[Omitted]

Exhibit K-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT L

TENANT NOTICE LETTER

______________, 20___

TO:	All Tenants at Des Peres Corners, 12332-12360 Manchester Road, Des Peres, Missouri 63131 (the “Property”)

RE:	Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at the referenced Property, that the Property has been sold by T-C Des Peres Corners LLC (“Seller”), to _______________________ (“Purchaser”). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

To facilitate execution of this letter, Seller and Purchaser may execute and exchange by email, as a portable document format (.pdf) or other electronic imaging, counterparts of the signature pages, which shall be deemed original signatures for all purposes.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

[SIGNATURE FOLLOWS]

Exhibit L-1

Purchase and Sale Agreement

Des Peres Corners

Purchaser:

By:
Name:
Title:

Seller: T-C DES PERES CORNERS LLC

By:
Name:
Title:

Exhibit L-2

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT M

Intentionally Omitted.

Exhibit M-1

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT N

SELLER ESTOPPEL CERTIFICATE

TO	(“Purchaser”)

RE:	Property Address: Lease Date: Between , “Landlord” and , “Tenant” Square Footage Leased: Suite No.: Floor:

T-C Des Peres Corners LLC (“Seller”) hereby certifies, to Seller’s knowledge, as of the date hereof as follows:

1. The above-described Lease has not been canceled, modified, assigned, extended or amended except ____________________________________.

2. Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $__________________, and the amount of the security deposit is $________________.

3. Rent is currently payable in the amount of $__________________ monthly exclusive of Tenant’s share of taxes and operating expenses.

4. The Lease terminates on ________________, 20__ subject to any renewal option(s) set forth in the Lease.

5. All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except ____________________ _________________________________________________.

6. The Lease is: (a) in full force and effect and (b) free from default and Tenant has no claims against the Landlord or offsets against rent.

7. The base year for operating expenses and real estate taxes, as defined in the said Lease is __________________________.

Exhibit N-1

Purchase and Sale Agreement

Des Peres Corners

8. The Tenant has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.

9. There are no other agreements written or oral between the undersigned and the Tenant with respect to the Lease and/or the leased premises and building.

10. The statements contained herein may be relied upon by Purchaser and its mortgage lender in connection with the closing under the Purchase Agreement (as hereinafter defined).

The term “to Seller’s knowledge” shall have the meaning ascribed to such terms in Section 13.2 (Definition of Seller’s Knowledge) of that certain Purchase and Sale Agreement dated ____________________, 20___, between Seller and _______________ (“Purchaser”) (the “Purchase Agreement”). The provisions of Section 15.23 (Survival) and Section 15.16 (Limitation of Liability) of the Purchase Agreement are hereby incorporated into this certificate by reference, and this certificate is delivered to the above-referenced party subject to such provisions. In the event that Purchaser receives a Required Tenant Estoppel Certificate (as defined in the Purchase Agreement) from Tenant, such Required Tenant Estoppel shall replace in its entirety this Seller Estoppel Certificate, and this Seller Estoppel Certificate shall be null and void. This Seller Estoppel Certificate may be executed by electronic imaging, which shall be deemed an original signature for all purposes.

Dated this __________ day of _______, 20___.

SELLER:

T-C DES PERES CORNERS LLC, a Delaware limited liability

By
Name:
Title:

Exhibit N-2

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT O

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”), is executed as of the ______ day of _________, 20___, by and between ____________________, a ____________________ (“Assignor”), and ____________________________, a _______________________ (“Assignee”) (Assignor and Assignee are sometimes referred to herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).

RECITALS:

WHEREAS, Assignor and _________________________ (“Seller”) have entered into that certain Purchase and Sale Agreement dated as of _____________________, 20___ (“Purchase Agreement”), for the sale of the property described in the Purchase Agreement (“Property”).

WHEREAS, the Parties desire to enter into this Assignment to, among other things, evidence Assignor’s assignment of its right, title and interest in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Assignor’s obligations and liabilities under the Purchase Agreement.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Purchase Agreement. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Assignor in connection with the Purchase Agreement.

2. Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes any and all obligations and liabilities of Assignor under the Purchase Agreement, in accordance with the terms thereof. Notices to Assignee as “Purchaser” under the Purchase Agreement shall be sent to Assignee at the address for Assignor set forth in Section 15.6 of the Purchase Agreement.

3. No Release. The assignment and assumption set forth in Sections 1 and 2 of this Assignment shall not release Assignor from the obligation of Assignor or Assignee to perform in accordance with the terms of the Purchase Agreement. Assignor acknowledges that, notwithstanding such assignment and assumption, Assignor shall remain primarily obligated under the Purchase Agreement, and Assignor and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Assignor set forth thereunder, including, without limitation, the indemnification obligations of Assignor set forth in the Purchase Agreement.

Exhibit O-1

Purchase and Sale Agreement

Des Peres Corners

4. Representations and Warranties. Assignor and Assignee hereby represent and warrant to Seller that Assignee is an Affiliated Entity of Assignor, that the assignment being effected by this Assignment complies with the terms of Section 15.7 of the Purchase Agreement, and that each and every representation and warranty made by Assignor in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement and the Closing Date and such representations and warranties apply fully to this Assignment and shall survive the Closing and the delivery of the Deed.

5. Ratification of Purchase Agreement. Except as expressly modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State in which the Property is located without reference to such State’s conflicts of law principles.

7. Third Party Beneficiary. Assignor and Assignee acknowledge and agree that Seller is and is hereby made a third party beneficiary of this Assignment.

8. Counterparts. This Assignment may be executed in counterparts, each of which, when taken together, shall constitute fully executed originals of this Assignment. To facilitate execution of this Assignment, the parties may exchange by electronic mail (e-mail), or portable document format (PDF) counterparts or other electronic imaging of the signature page, which shall be effective as original signature pages for all purposes. Delivery of the execution original to the Assignment or any e-mail signature or PDF thereof may be given on behalf of a party by the attorney of such party.

[Signature Page Follows]

Exhibit O-2

Purchase and Sale Agreement

Des Peres Corners

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

Exhibit O-3

Purchase and Sale Agreement

Des Peres Corners

EXHIBIT P

HOLDBACK ESCROW AGREEMENT

[Omitted]

Exhibit P-1

Purchase and Sale Agreement

Des Peres Corners